Exhibit 10.3

                                INDUSTRIAL LEASE

                                     between

                        CALFRONT ASSOCIATES, as Landlord

                                       and

                      GIGA-TRONICS INCORPORATED, as Tenant

                                       for

                             4650 NORRIS CANYON ROAD


                                      Dated

                             as of December 6, 1993

12/6/93

                                   SCHEDULE A

                             BASIC LEASE INFORMATION

PARAGRAPH
REFERENCE

Preamble       LANDLORD:                                               CalFront Associates, a California
                                                                       corporation

Preamble       TENANT:                                                 Giga-tronics Incorporated, a
                                                                       California corporation

1.3            BUILDING:                                               building located at 4650 Norris
                                                                       Canyon Road, San Ramon,
                                                                       California within the project
                                                                       commonly known as Norris
                                                                       Technology Center, containing
                                                                       approximately 96,612 square feet of
                                                                       rentable area, as shown on the site
                                                                       plan attached as Exhibit A.

1.4; 2.1       PREMISES:                                               the ground floor premises as
                                                                       outlined on the floorplan attached as
                                                                       Exhibit B.

1.5            NET RENTABLE AREA OF PREMISES:                          approximately 47,397 square feet

1.6            TENANT'S PERCENTAGE SHARE:                              approximately 49.05% of the Building
                                                                       approximately 18.76% of the Project

3.1            TERM:                                                   ten years

3.1            COMMENCEMENT DATE:                                      later of April 15, 1994 or substantial
                                                                       completion

3.1            EXPIRATION DATE:                                        expiration of ten years following
                                                                       Commencement Date

4.1            BASE MONTHLY RENT:

               Period of Term                                                    Monthly Base Rent

               *Commencement Date - Dec. 31, 1994                         $29,553 ($0.86 per sq. ft., but with
                                                                          13,000 sq. ft. rent free)
               *Jan. 1, 1995 - Apr 14, 1996                               $40,733 ($0.86 per sq. ft.)
               *Apr. 15, 1996 - Apr 14, 1999                              $49,259 ($1.04     "                              )
               *Apr. 15, 1999 - Apr 14, 2002                              $52,574 ($1.11     "                              )
               *Apr. 15, 2002 - end of term                               $57,310 ($1.21     "                              )

               * Based on estimated Net Rentable Area of 47,364 square feet.

4.3            BASE YEAR:                                              calendar year 1994

20             SECURITY DEPOSIT:                                       $40,000, subject to reduction of
                                                                       $10,000  each lease anniversary

5.1            PERMITTED USE:                                          office, warehouse, light
                                                                       manufacturing and assembly, and
                                                                       uses incidental thereto

                                       2.

5.2            CC&R's:                                                 Covenants, Conditions and
                                                                       Restrictions of Bishop Ranch
                                                                       recorded March 26, 1980 in Book
                                                                       9787 at Pages 803 et seg. of the
                                                                       Official Records of Contra Costa
                                                                       County

14             TENANT'S BROKER, IF ANY:                                Cushman Realty Corporation, a
                                                                       California corporation

22             LANDLORD'S ADDRESS FOR                                  CalFront Associates
               NOTICES:                                                c/o Cushman & Wakefield of
                                                                          California, Inc.
                                                                       160 Pine Street, Suite 710
                                                                       San Francisco, California 94111
                                                                       Attn:  Asset Manager

                                                                       with a copy to:
                                                                       Carol Frizzell, Esq.
                                                                       Pacific Telesis
                                                                       Legal Department
                                                                       130 Kearny St., 36th floor
                                                                       San Francisco, California 94108

22             TENANT'S ADDRESS FOR
               NOTICES:

                                           prior to occupancy:

                                                                       2495 Estand Way
                                                                       P.O. Box 232015
                                                                       Pleasant Hill, CA 94523

                                           after occupancy:

                                                                       to the Premises

24             PARKING:                                                158 spaces

44, 45         OPTIONS:                                                one 5-year renewal right at 95% of
                                                                       fair market value

                                                                       right to expand into vacant space
                                                                       until April 15, 1998

47                                                                     right of first offer

48                                                                     cancellation right at any time after
                                                                       the 7th lease year, if expansion
                                                                       needs cannot be met

49             MOVING ALLOWANCE:                                       $1 per square foot of Net Rentable
                                                                       Area

Exhibit C      TENANT IMPROVEMENT                                      $20 per square foot of Net Rentable
               ALLOWANCE                                               Area

                                       3.

                                TABLE OF CONTENTS

                                                                Page
                                                                ----
1.       Definitions...........................................  6

2.       Premises; Common Areas................................  7
         2.1      Premises.....................................  7
         2.2      Common Areas.................................  7

3.       Term..................................................  7
         3.1      Term.........................................  7
         3.2      Delay in Commencement........................  8
         3.3      Early Possession.............................  8

4.       Rent..................................................  8
         4.1      Base Rent....................................  8
         4.2      Additional Rent..............................  8
         4.3      Operating Expenses...........................  8

5.       Use................................................... 11
         5.1      Use.......................................... 11
         5.2      Compliance with Law.......................... 11
         5.3      Condition of Premises........................ 12
         5.4      Hazardous Substances......................... 12

6.       Maintenance, Repairs and Alterations.................. 13
         6.1      Landlord's Obligations....................... 13
         6.2      Tenant's Obligations......................... 14
         6.3      Alterations.................................. 14

7.       Indemnity; Insurance.................................. 15
         7.1      Indemnity.................................... 15
         7.2      Tenant's Insurance........................... 16
         7.3      Landlord's Insurance......................... 16
         7.4      Payment of Premium........................... 17
         7.5      Waiver of Subrogation........................ 17

8.       Damage or Destruction................................. 17
         8.1      Definitions.................................. 17
         8.2      Partial Damage - Insured Loss................ 17
         8.3      Partial Damage - Uninsured Loss.............. 17
         8.4      Total Destruction............................ 18
         8.5      Damage Near End of Term...................... 18
         8.6      Abatement of Rent; Tenant's Remedies......... 18
         8.7      Termination - Advance Payments............... 19
         8.8      Waiver....................................... 19

9.       Real Property Taxes................................... 19
         9.1      Payment of Tax............................... 19
         9.2      Additional Improvements...................... 19
         9.3      Definition of Real Property Tax.............. 19
         9.4      Joint Assessment............................. 20
         9.5      Personal Property Taxes...................... 20

10.      Utilities............................................. 20

11.      Assignment and Subletting............................. 20
         11.1     Landlord's Consent Required.................. 20
         11.2     Tenant Affiliate............................. 21

                                       4.

         11.3     No Release of Tenant......................... 21
         11.4     Notice of Assignment or Subletting........... 21
         11.5     Condition to Landlord's Consent.............. 21
         11.6     Landlord's Expenses.......................... 21

12.      Defaults; Remedies.................................... 22
         12.1     Defaults..................................... 22
         12.2     Remedies..................................... 22
         12.3     Default by Landlord.......................... 23
         12.4     Late Charges................................. 23
         12.5     Landlord's Right to Cure Defaults............ 23

13.      Condemnation.......................................... 24

14.      Real Estate Brokers................................... 24

15.      Estoppel Certificate.................................. 24

16.      Landlord's Liability.................................. 24

17.      Severability.......................................... 25

18.      Interest on Past-de Obligations....................... 25

19.      Time of Essence....................................... 25

20.      Security Deposit...................................... 25

21.      Incorporation of Prior Agreements; Amendments......... 25

22.      Notices............................................... 25

23.      Waivers............................................... 26

24.      Parking............................................... 26

25.      Holding Over.......................................... 26

26.      Cumulative Remedies................................... 26

27.      Binding Effect; Choice of Law......................... 26

28.      Subordination......................................... 26

29.      Attornment............................................ 27

30.      Landlord's Access..................................... 27

31.      Signs................................................. 27

32.      Merger................................................ 27

33.      No Light, Air or View Easement........................ 27

34.      Consents.............................................. 27

35.      Quiet Possession...................................... 27

36.      Landlord's Rules and Regulations...................... 28

37.      Security Measures..................................... 28

                                       5.

38.      Landlord's Reservation of Rights...................... 28
         38.1     Easements.................................... 28
         38.2     Building Rights.............................. 28

39.      Authority............................................. 28

40.      Conflict.............................................. 28

41.      Attorneys' Fees....................................... 28

42.      Exhibits.............................................. 29

43.      Options............................................... 29
         43.1     Options Personal............................. 29
         43.2     Effect of Default on Options................. 29

44.      Extension Option...................................... 29

45.      Extended Term - Rent.................................. 29

46.      Expansion Option...................................... 31

47.      Right of First Offer.................................. 31

48.      Cancellation Right.................................... 32

49.      Moving Allowance...................................... 32

EXHIBITS

A   Site Plan

B   Premises

C   Initial Improvements of Premises

D   Rules and Regulations

E   Rules and Regulations for Tenant Contractors

F   CC&R's

G   Space to be Subordinated under Expansion Option and Right of First Offer

                                       6.

         THIS LEASE, dated as of December 6, 1993, is made by and between CalFront Associates, a California corporation (herein called "Landlord") and Giga-tronics Incorporated, a California corporation (herein called "Tenant").

1.       Definitions.

         1.1 Base Monthly Rent: The amount specified on Schedule A which Tenant is to pay each month pursuant to Paragraph 4.1 and subject to adjustment as provided on Schedule A.

         1.2 Commencement Date: The date on which the term of this Lease is to begin which shall be the date specified in Schedule A, subject to adjustment pursuant to Paragraphs 3.2 and 3.3.

         1.3      Building: The building indicated on Schedule A.

         1.4 Premises: That area located within the Building as indicated on Schedule A.

         1.5 Net Rentable Area of Premises: That area comprising the Premises which is hereby stipulated for all purposes to contain the square footage indicated on Schedule A, as such square footage may be recalculated following the initial tenant improvements based on ANSI Publication Z65.1 (1980) (BOMA standard). The initial determination of Net Rentable Area shall be made by Landlord's architect following contruction of the initial tenant improvements in each portion of the Premises. Within thirty (30) days after Tenant takes possession of each portion of the Premises, Tenant may, at its expense, have its architect recalculate the Net Rentable Area of the applicable portion of the Premises. In the event the actual Net Rentable Area of the Demised Premises differs from the initial calculation of Landlord's architect, the Base Monthly Rent and all additional charges based on Net Rentable Area shall be proportionately adjusted as of the Commencement Date to reflect Tenant's actual Net Rentable Area. Tenant shall pay such rent and additional charges based on the initial calculation of Landlord's architect pending final determination of the actual Net Rentable Area. The parties shall execute an instrument acknowledging the actual Net Rentable Area once it has been finally determined.

         1.6 Tenant's Percentage Share: The percentage indicated on Schedule A. Such Tenant's Percentage Share is derived by dividing the Net Rentable Area of the Premises by the total rentable area of the Building. Landlord shall initially calculate Tenant's Percentage Share based on the initial calculation of Net Rentable Area provided by Landlord in accordance with Paragraph 1.5 above, subject to later adjustment in the event of a redetermination of Net Rentable Area of the Premises. Landlord reserves the right, in the future, to readjust Tenant's Percentage Share to reflect the addition or removal of improvements to the total space on which expenses passed through to Tenant will be calculated. Any adjustments will be made on a reasonable basis and so as not to prejudice Tenant.

         1.7 The following terms shall have the meanings specified where indicated:

         a.       Additional Rent: Paragraph 4.2

         b.       Alterations: Paragraph 6.3

         c.       Common Areas: Paragraph 2.2(a)

         d.       Expiration Date: Paragraph 3.1

         e.       Initial Improvements: Paragraph 6.1(b), Exhibit C

         f.       Insured Loss: Paragraph 8.1(c)

                                       7.

         g.       Operating Expenses: Paragraph 4.3(a)

         h.       Premises Partial Damage; Premises Building Partial Damage:
                  Paragraph 8.1(a)

         i.       Premises Total Destruction; Premises Building Total
                  Destruction: Paragraph 8.1(b)

         j.       Real Property Tax: Paragraph 9.1

         k.       Utility Installations: Paragraph 6.3

2.       Premises; Common Areas.

         2.1 Premises. Landlord hereby leases to Tenant, and Tenant leases from Landlord the Premises on the terms and conditions set forth herein.

         2.2      Common Areas.

                  (a) As used herein, "Common Areas" shall mean all areas within the Building and the land upon which it is located which are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Building or the project, including, without limiting the foregoing, lobbies, corridors, windows, stairways, air shafts, mechanical shafts, elevators, service and mechanical rooms and closets, trash facilities, restrooms, entrances, walls and exterior roof, parking areas, driveways, sidewalks, loading areas, access and egress roads, landscaped and planted areas and improvements provided by Landlord for the common use of tenants. The Common Areas shall include an allocable portion of outside areas of the project. Landlord may from time to time change the size, location, nature and use of any of the Common Areas, including converting Common Areas into leasable areas and increasing or decreasing common area land, floor space and/or facilities; provided, however, that any such change in the Common Areas shall not unreasonably interfere with Tenant's use and enjoyment of the Premises or materially decrease the quality or level of Common Area services and facilities.

                  (b) Tenant, its employees, agents, customers and business invitees shall have the nonexclusive right (in common with all others to whom Landlord has granted or may hereafter grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations relating to such use as Landlord may from time to time establish. Landlord may at any time close any Common Areas to effect construction, repairs or changes thereto, or to prevent the acquisition of public rights in such areas, and reasonable may do such other acts in and to the Common Areas as in its reasonable judgment it deems appropriate, so long as reasonable access to the Premises remains available. Tenant shall not at any time unreasonably interfere with the rights of Landlord, other tenants, or of any other person entitled to use the Common Areas, to use any part thereof.

3.       Term.

         3.1 Term. This Lease shall be for the term specified on Schedule A, commencing on the Commencement Date specified on such Schedule A, or, if later, the date upon which the Initial Improvements to be installed by Landlord are substantially completed and the Premises ready for occupancy or use and expiring on the Expiration Date specified on such Schedule A unless sooner terminated pursuant to any provision hereof. The Initial Improvements shall be deemed to be substantially complete upon the earliest to occur of the following:
(a) the date by which all improvements to be constructed by Landlord have been completed, except for punch list items which do not prevent Tenant from using the Premises for their intended use, and the relevant local authority has issued a certificate of temporary occupancy for the Premises or the equivalent (provided, however, that the issuance of such local authority approval shall be deemed to have occurred if denied solely by reason of the failure Tenant's Work to satisfy local authority requirements), or (b) the date Tenant opens for business in the Premises. The parties shall, after the Lease Commencement Date has occurred, execute an instrument specifying the actual Lease Commencement Date.

                                       8.

         3.2 Delay in Possession. Notwithstanding said Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but, in such case, Tenant shall not be obligated to pay rent until the initial improvements are substantially complete in accordance with Paragraph
3.1 above, and the Expiration Date shall be automatically extended; provided, however, that if Landlord shall not have delivered possession of the Premises within 90 days from said Commencement Date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided that such 90-day period shall be subject to extension for any delays (i) caused by Tenant requests for changes in Landlord's construction, if any, or due to fault or neglect of Tenant or Tenant's agents or contractors, or (ii) due to acts of God, strikes, fires, weather, casualty, war, acts of governmental bodies, inability to obtain labor or materials or other causes beyond Landlord's reasonable control.

         3.3 Early Possession. Subject to any early occupancy for completion of Tenant's Work as specified in Paragraphs 4.1 and 6.1 of Exhibit C, if Tenant occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the Expiration Date, and Tenant shall pay rent for such period at the initial Base Monthly Rent set forth in Schedule A for the period following any free rent period.

4.       Rent.

         4.1 Base Rent. Tenant shall pay to Landlord, as Base Monthly Rent for the Premises, the amount specified on Schedule A. Rent shall be payable in advance, on or before the first day of each month of the term hereof. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Landlord without deduction, offset, prior notice or demand at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

         4.2 Additional Rent. As rent for the Premises, in addition to the Base Monthly Rent, Tenant shall pay to Landlord, in the amounts and at the times provided, all of the other charges and payments provided for in this Lease ("Additional Rent"), such as (but not limited to) Operating Expenses over the Base Year (including any insurance premiums payable by Tenant, taxes payable by Tenant, jointly metered utility charges, common area costs), late charges, and interest ("Additional Rent"). Unless otherwise specified herein, all payments of Additional Rent shall be payable in full on the date that the next installment of Base Monthly Rent is payable.

         4.3      Operating Expenses.

                  (a) Tenant shall pay to Landlord as Additional Rent Tenant's Percentage Share (as specified on Schedule A) of all Operating Expenses as hereinafter defined during each calendar year or part thereof during the term of this Lease over the amount of Operating Expenses paid during the Base Year specified on Schedule A, in accordance with the following provisions. Subject to the exclusions in (e) below, "Operating Expenses" shall mean the total cost and expenses paid or incurred by Landlord in the exercise of its discretion in connection with the management, operation, maintenance and repair of the Building, including an allocable proportion of the shared cost and expenses of Common Areas and other costs of the project as allocated to the Building by Landlord in its reasonable good faith determination. Such Operating Expenses shall include, without limitation, (i) the cost of air conditioning, electricity, heating, mechanical, ventilating, elevator systems and all other utilities (to the extent not separately charged or metered to Tenant) and the cost of supplies and equipment and maintenance and service contracts in connection therewith (to the extent the heating, ventilating, and air conditioning systems in the Premises are not maintained by Tenant at Tenant's sole cost); (ii) all costs, charges and fees associated with all water and sewer service supplied but not separately metered to Tenant and all costs of any other utility not separately assessed to Tenant; (iii) the cost of watchmen, guards and security personnel and services; (iv) the cost of repairs (including, without limitation, roof repairs and

                                       9.

maintenance and repair of the structural components of the Building), general maintenance, plumbing service, janitorial and cleaning service, and fire protection systems; (v) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake, and other insurance paid by Landlord; (vi) wages, salaries and other labor costs, including employee benefits; (vii) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services in connection with the Building or project; (viii) license, permit and inspection fees; (ix) supplies, materials, tools and equipment and the cost of supplying, replacing and cleaning employee uniforms; (x) the fair market rental value of Landlord's or the property manager's offices in any building used in the management of the Building or Common Areas; (xi) all costs and expenses of contesting by appropriate legal proceedings any matter concerning operating or managing the Building or Common Areas; (xii) depreciation on all personal property, fixtures and equipment used in the management, operation, maintenance and repair of the Building or Common Areas;
(xiii) all costs associated with the operation, management, maintenance and repair of the Common Areas, including landscaping and gardening, signs, maintenance, repairs, resurfacing, repaving, painting, refinishing, lighting, cleaning, storm drainage and sanitary sewer systems, refuse removal, snow, ice and ash removal; (xiv) the cost of any capital improvements made to the Building or project after completion of its construction as a labor-saving device or to effect other economies in the operation or maintenance of the Building or project, or made to the Building or project after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building or project at the time that permits for the construction thereof were obtained, such cost to be amortized over the useful life of the improvement, provided, however, that in the case of a cost-saving capital improvement the amortization of the cost of such improvement shall be at a rate that shall not exceed the actual savings realized by such measure; (xv) the cost of all Real Property Tax paid by Landlord pursuant to Paragraph 9; (xvi) costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy Hazardous Substances from the Building or project except to the extent caused by Landlord's negligence or intentional acts or the proven negligence or intentional acts of any other tenant in the Building; and (xvii) any other expense of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building or project. Expenses shall be adjusted to reflect a ninety-five percent (95%) occupancy of the Building. The determination of Operating Expenses and their allocation shall be in accordance with generally accepted accounting principles applied on a consistent basis. If the Common Areas contain more than one building at any time during the Lease term, then the term "Operating Expenses" shall mean and include all of the Operating Expenses allocable to the Premises and a proportionate share (based on the square footage of gross rentable area in the Premises as a percentage of the total of square footage of gross rentable area of the buildings on the Common Areas at the time in question) of all Operating Expenses which are related to such buildings in general and are not allocated to any one building on the Common Areas. The specific examples of Operating Expenses stated in this Paragraph are in no way intended to and shall not limit the costs comprising Operating Expenses, nor shall such examples be deemed to obligate Landlord to incur such costs or to provide such services or to take such actions except as Landlord may be expressly required in other portions of this Lease, or except as Landlord, in its sole discretion, may elect.

                  (b) Tenant shall pay to Landlord as Additional Rent during each calendar year or part thereof during the term of this Lease one-twelfth (1/12th) of Tenant's Percentage Share of the increase in Operating Expenses over the Base Year for each such calendar year or partial calendar year on or before the first day of each calendar month, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine reasonable monthly estimates and to revise such estimates from time to time but not more often than twice per calendar year. With reasonable promptness, but no later than 90 days after the expiration of each calendar year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Operating Expenses for such calendar year and Tenant's Percentage Share, if any, of the increase in such Operating Expenses. If the actual increase in Operating Expenses for the Building for such calendar year exceed the estimated increase in Operating Expenses paid by Tenant for such calendar year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual increase in

                                      10.

Operating Expenses within 30 days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such calendar year shall exceed the actual increase in Operating Expenses for such calendar year, such excess shall be credited against the next installment of rent, or at the end of the Term, reimbursed within 30 days of expiration or early termination of the Lease.

                  (c) If for any calendar year any tenant of the Building (including Tenant) is separately metered for any utility, the utility for which such tenant is separately metered shall not be included in Operating Expenses for the computation of the Additional Rent to be paid by such tenant for such calendar year under this Paragraph. In such event, for purposes of computing the portion of each utility that is separately metered to any tenant to be paid by the tenants that are not separately metered, Tenant's Percentage Share shall be the percentage figure obtained by dividing the rentable area of the premises of each tenant that is not separately metered by the total rentable area of all the tenants that are not separately metered. In the event any utility is separately metered for only a portion of any calendar year, such charges shall be prorated on a daily basis based upon a thirty (30) day month in accordance with the foregoing formula. Such computations shall be shown on Landlord's Expense Statement for the applicable calendar year.

                  (d) If the expiration date fixed for this Lease shall occur on a date other than the end of a calendar year, Tenant's Percentage Share of increased Operating Expenses for the calendar year in which the expiration date falls shall be prorated on an annual basis; provided, however, Landlord may, pending the determination of the amount of increased Operating Expenses for such partial calendar year, furnish Tenant with statements of estimated excess Operating Expenses and Tenant's Percentage Share thereof for such partial calendar year. Within 30 days after receipt of such estimated statement, Tenant shall remit to Landlord, as Additional Rent, the amount of Tenant's Percentage Share of such increase in Operating Expenses. After such Operating Expenses have been finally determined and Landlord's Expense Statement furnished to Tenant pursuant to this Paragraph, if there has been an underpayment of Tenant's Percentage Share of increased Operating Expenses, Tenant shall remit the amount of such underpayment to Landlord within 30 days of receipt of such statements and, if there has been an overpayment, Landlord shall remit the amount of any such overpayment to Tenant within 30 days of the issuance of such statement.

                  (e) Notwithstanding anything in this Lease to the contrary, Operating Expenses shall not include the following: (i) legal fees, brokerage commissions, advertising costs, or other related expenses incurred in connection with the leasing of the Building or project; (ii) any capital improvements or alterations, except as expressly provided in (a) above; provided, however, that structural repairs or improvements costing less than $25,000 shall not be deemed capital, and that the costs of replacement or repair of the roof membrane amortized over its useful life may be included in Operating Expenses; (iii) depreciation or amortization of the Building; (iv) damage and repairs to the extent covered by the proceeds of any insurance policy carried by, or required to be carried by, Landlord in connection with the Building, project or Common Areas; (v) executive salaries; (vi) salaries of service personnel to the extent that the service personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building, project or Common Areas; (vii) Landlord's general overhead expenses not related to the Building or project; (viii) payments of principal or interest on any mortgage or other encumbrance; (ix) legal fees, accountants' fees and other expenses incurred in connection with disputes with Tenant, tenants or other occupants or associated with the enforcement of any lease or defense of Landlord's title to or interest in the Building or project to the extent such defense does not benefit tenants of the Building; (x) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or vacant space in the Building or project; (xi) interest, penalties or other costs arising out of Landlord's failure to make timely payment of its obligations;
(xii) the cost of any service provided to Tenant or other occupants of the Building or project and not to Tenant for which Landlord is to be reimbursed separately; (xiii) overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services for the project or Building or for supplies or other materials to the extent that the costs of the services, supplies or materials exceed the competitive costs of the services, supplies or materials if they were not provided by a subsidiary or an affiliate; (xiv) damage

                                      11.

and repairs necessitated by the negligence or wilful misconduct of Landlord or Landlord's employees, contractors or agents; (xv) costs incurred due to a proven violation by any other tenant in the Building of the terms and conditions of any lease; (xvi) costs of operating and maintaining any portion of the Building or Common Areas which is used for parking and for which parking fees are charged;
(xvii) property management fees to the extent they exceed customary and reasonable charges in the San Ramon/Pleasanton local area; (xviii) costs incurred in advertising and promotional activities for the Building (including gifts and promotional services to tenants or other parties); (xix) cost of capital improvements otherwise permitted to be passed through to Tenant hereunder in excess of the costs amortized over the useful life of the capital improvement (for which purposes repair or improvement costs shall be capitalized if over $25,000 in any one instance and otherwise expensed); and (xx) rent for space within the Building or other locations other than as expressly permitted in 4.3(a)(x).

                  (f) Tenant shall have the right, at Tenant's expense, at all reasonable times upon ten days' prior written notice within one year following receipt of Landlord's statements (or, in the case of retroactive billings, within 12 months following receipt of Landlord's invoice), to audit Landlord's books and records relating to the Operating Expenses of the Building for the previous calendar year at the office where Landlord keeps such documents. If it is determined following such audit that payment adjustments are required, Landlord or Tenant, as the case may be, shall make the required payment within 30 days thereafter. In the event such audit reveals that Landlord's Expense Statement overstated actual Operating Expenses by more than five percent (5%) for any particular year, Landlord shall reimburse Tenant for the reasonable cost of such audit.

                  (g) Landlord shall increase the Operating Expenses paid or incurred by Landlord during the Base Year to the extent there is a component of Operating Expenses incurred after the Base Year which (i) was not paid or incurred in the Base Year; (ii) is not the result of any requirement imposed by a governmental agency; and (iii) is not approved by Tenant. The amount of the increase in the Operating Expenses paid or incurred by Landlord during the Base Year as a result of an additional component of Operating Expenses shall be the amount which Landlord and Tenant reasonably determine would have been paid or incurred by Landlord in the Base Year in connection with the additional component. If increase shall be the amount of the Operating Expense paid in the first year the additional component is paid (i.e., a year after the Base Year), reduced by a percentage equal to the percentage increase in the Consumer Price Index between the Base Year and the first year the component is paid.

5.       Use.

         5.1      Use.

                  The Premises shall be used and occupied only for the permitted use stated on Schedule A and for related purposes.

         5.2      Compliance with Law and Restrictions.

                  (a) Tenant shall comply promptly with all applicable statutes, ordinances, rules, regulations, orders, easements, covenants and restrictions of record, and requirements in effect during the term hereof applicable to the space within the Premises (or resulting from tenant improvements), regulating the use by Tenant of the Premises, including the Covenants, Conditions and Restrictions specified on Schedule A, a copy of which is attached as Exhibit F. The costs of Tenant's compliance shall be borne solely by Tenant except to the extent the costs (i) relate to any portion of the Building other than the space leased by Tenant or (ii) result from the failure of the Premises (other than the tenant improvements constructed by Tenant) to comply with the applicable statutes, etc., as of the Commencement Date. Notwithstanding the foregoing, Landlord shall at Landlord's expense be responsible for complying with the Americans with Disabilities Act as applicable to the Building and Premises on the Commencement Date. Tenant shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or result in any increase in any insurance premiums payable on insurance carried on the Premises, or, if there shall be more than one tenant in the Building containing the Premises, shall tend to disturb such other

                                      12.

tenants. Tenant shall not cause, maintain or permit any outside storage on or about the Premises. Tenant shall not conduct nor permit to be conducted any auction on the Premises without Landlord's prior written consent.

         5.3      Condition of Premises.

                  (a) Landlord shall deliver the Premises to Tenant clean and free of debris on the Lease Commencement Date (unless Tenant is already in possession). Except as otherwise provided in this Lease, Tenant shall be deemed to have accepted the Premises in their "as is" condition existing as of the Lease Commencement Date or the date Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor any real estate broker or other agent of Landlord has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

                  (b) Landlord shall have no obligation to construct or install in the Premises any improvements, fixtures or equipment whatsoever, except to the extent otherwise provided in Exhibit C attached hereto, if any. By taking possession of the Premises, Tenant is deemed to have accepted Initial Improvements to be constructed by Landlord (if any) as being completed in accordance with the plans and specifications for such improvements, subject only to completion of items on Landlord's and Tenant's punch list, and except for patent defects which Tenant identified to Landlord within 30 days of the Commencement Date and latent defects not reasonably discoverable by Tenant within such 30-day period.

         5.4 Hazardous Substances. Except in compliance with all government approvals, applicable Laws and regulations pertaining to Hazardous Materials (as defined below), and in accordance with the additional provisions of this Paragraph 5.4, Tenant shall not cause or permit the presence, use, handling, generation, emission, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about the Premises; and shall not cause or permit the transportation of any Hazardous Materials to or from the Premises. Tenant shall indemnify, protect, defend, and hold harmless Landlord from and against all liability, and foreseeable consequential damages, penalties, expenses and costs of any required or necessary remediation, repair, removal, cleanup or detoxification, of the Premises and surrounding properties, and from and against the preparation of any cleanup, remediation, closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, to the full extent that the same is attributable to the presence, use, handling, generation, emission, release, discharge, storage or disposal of Hazardous Materials by Tenant, its agents, employees, or contractors. Neither the written consent by Landlord to the handling, use, presence, generation, emission, release, discharge, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all Laws and government approvals pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligations of indemnification pursuant to this Paragraph. Tenant shall at all times notify Landlord of any Hazardous Materials present, used, generated, handled, emitted, released, discharged, stored or disposed of on or from the Premises. Notwithstanding the foregoing, notice shall not be required for Hazardous Materials present on the Premises in reasonable quantities which are commonly used in business offices including, but not limited to, cleaning materials, correcting fluids, and toner used in photocopy machines, provided such Hazardous Materials are used and disposed of in accordance with law. Tenant shall also observe any reasonable, additional requirements imposed by Landlord from time to time in the presence, use, handling, generation, emission, release, discharge, storage or disposal of Hazardous Materials, and shall institute operating procedures designed to handle Hazardous Materials consistent with prudent industry practice. Landlord shall have the right to inspect the Premises on 24- hours' prior notice for compliance with the provisions of this Paragraph. If Landlord in its reasonable judgment decides that the manner or extent of Tenant's activities involving Hazardous Materials so require or that Tenant is violating its obligations under this Paragraph in its handling of Hazardous Materials, Landlord may hire an independent expert to develop a Hazardous Materials program for Tenant and monitor

                                      13.

Tenant's compliance therewith. Tenant shall reimburse Landlord for the reasonable cost of such independent consultant promptly upon demand.

         The term "Hazardous Materials" shall mean any toxic substance, hazardous substance, hazardous material, or hazardous waste, pollutant or contaminant which is or becomes regulated by any local governmental authority, the State of California, or the United States government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste", "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) listed as a chemical known to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act), (iv) designated as a "hazardous substance" pursuant to Section 6380 of the California Labor Code, Division 5, Chapter 2.5 (Hazardous Substances Information and Training Act); (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), or (vii) defined as a "hazardous material," "Hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (viii) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (ix) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20.

6.       Maintenance, Repairs and Alterations.

         6.1      Landlord's Obligations.

         (a) Subject to the provisions of Paragraphs 5, 6.2 and 8 and, except for damage caused by any negligent or intentional act or omission of Tenant, Tenant's agents, employees or invitees, in which event, Tenant shall repair the damage, Landlord shall keep in good order, condition and repair (i) the gross structural components of the Premises and the Building, namely the foundations, subflooring, exterior walls, bearing walls, and structural roof components; (ii) the Common Areas, including landscaping, driveways, parking lots, fences and signs located on the Building site and all sidewalks and parkways adjacent to the Building, (iii) Building systems and utility installations to the outlets, and (iv) the roof membrane; the expenses of which shall be recovered from Tenant for Tenant's Percentage Share as specified on Schedule A to the extent permitted by Paragraph 4.3. In addition, Landlord shall maintain the heating, ventilation and air conditioning systems serving the Premises, the expenses of which shall be included in Operating Expenses to the extent they are for portions of the heating, ventilation and air conditioning system up to and including the central heating, ventilation and air conditioning system equipment within Landlord's utility room, and the expenses of which shall be directly reimbursable by Tenant to the extent they are for portions of the heating, ventilation and air conditioning system from such utility room and within the Premises (which would otherwise be Tenant's obligation to maintain and repair). Landlord shall have no obligation to make repairs under this Paragraph 6.1 until a reasonable time after receipt of written notice of the need for such repairs. There shall be no abatement of rent or liability of Landlord on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to any part of the Building or the Premises. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Notwithstanding the foregoing, if Landlord fails to perform repairs and maintenance after reasonable notice from Tenant (but in no event less than 30 days), Tenant can repair and invoice Landlord for the actual reasonable cost therefor for payment within 30 days.


                                      14.

             (b) Landlord shall, prior to the Commencement Date hereof, construct certain Initial Improvements to the Premises in accordance with Exhibit C, if any.

         6.2 Tenant's Obligations.

             (a) Subject to the provisions of Paragraphs 5, 6.1 and 8, Tenant, at Tenant's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Tenant) including, without limiting the generality of the foregoing, any and all telephone and telecommunications wiring and equipment, fixtures, interior walls, and interior surface of exterior walls, ceilings, windows, doors, plate glass, showcases, skylights and entrances located within the Premises, and the electrical, plumbing, lighting, heating and air conditioning systems (unless Landlord has elected to keep and maintain the heating, ventilation and air conditioning systems pursuant to Paragraph 6.1).

             (b) If Tenant fails to perform Tenant's obligations under this Paragraph 6.2 or under any other Paragraph of this Lease, Landlord may, at Landlord's option, enter upon the Premises after ten (10) days' prior written notice to Tenant (except in the case of emergency, in which case no notice shall be required), to perform such obligations on Tenant's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon from the date of Landlord's expenditure at the rate specified in Paragraph 18 shall be due and payable as Additional Rent to Landlord within 30 days following Landlord's invoice to Tenant.

             (c) On the Expiration Date of the term hereof, or on any earlier termination, Tenant shall surrender the Premises to Landlord in the same condition as received, clean and free of debris, ordinary wear and tear excepted. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been avoided by good maintenance practices by Tenant. Tenant shall repair any damage to the Premises, occasioned by the installation or removal of its trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, heating and air conditioning systems, window coverings, wall coverings, carpets, panelling, ceilings, and plumbing on the Premises in good order and operating condition.

         6.3 Alterations.

             (a) Tenant shall not, without Landlord's prior written consent (which shall not be unreasonably withheld or delayed), make any Alterations or Utility Installations or repairs in, on or about the Premises or attach any fixtures or equipment thereto, except for interior decorative and nonstructural Alterations exceeding $20,000 in any instance during the term of this Lease. As used in this Paragraph 6.3, the term "Alterations" shall mean any alterations, additions, improvements, construction, maintenance, repair, replacement, installation, removal or decoration undertaken by Tenant in connection with the Premises. The term "Utility Installations" shall mean carpeting, window and wall coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and telephone and telecommunications wiring and equipment and any other system. Landlord may require that Tenant remove any or all of said Alterations or Utility Installations installed after Tenant's initial occupancy, at the expiration of the term, and restore the Premises to their prior condition, provided that Landlord notifies Tenant at the time Landlord consents to their installation that it reserves the right to require their removal. Should Tenant make any Alterations or Utility Installations without the prior approval of Landlord, Landlord may require that Tenant remove any and all of the same.

             (b) Any Alterations or Utility Installations in, on or about the Premises that Tenant shall desire to make and which requires the consent of the Landlord shall be presented to Landlord in written form, with complete plans and specifications. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to

                                      15.

Landlord prior to the commencement of the work and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. The contractor or person selected by Tenant to make such Alterations or Utility Installations must be approved in writing by Landlord (such approval not to be unreasonably withheld, conditioned, or delayed) prior to commencement of any work, and such contractor or person shall, at all times, be subject to Landlord's control while in the Building and shall comply with Landlord's Rules and Regulations for Tenant Contractors, the current version of which is attached hereto as Exhibit
E. Tenant shall also require its contractor to maintain insurance in amounts and in such form as Landlord may reasonably require and naming Landlord as an additional insured. Any Alterations or Utility Installations shall be completed in substantial accordance with the plans and specifications approved by Landlord, shall be carried out in a good, workmanlike and prompt manner, shall be of good and sufficient quality and materials, shall comply with all applicable laws and shall be subject to reasonable supervision by Landlord or its authorized representatives. Without Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall not use any portion of the Common Areas in connection with the making of any Alterations or Utility Installations. Should any Alterations or Utility Installations on the Premises by Tenant interfere with the harmonious labor relations in existence in the Building, Tenant shall take all reasonable steps to halt such interference, including, if necessary, cessation of the work.

             (c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than fifteen (15) days' notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien, claim or demand indemnifying Tenant against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

             (d) Unless Landlord requires their removal, as set forth in Paragraph 6.3(a), all Alterations and Utility Installations (whether or not they constitute trade fixtures of Tenant) which may be made on the Premises, including but not limited to the floor coverings, panelings, doors, drapes, built-ins, moldings, soundproofing and lighting and telephone or communications systems, conduit, wiring and outlets, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 6.3(d), Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 6.2(a).

             (e) Tenant shall provide Landlord with as-built plans and specifications for any Alterations or Utility Installations.

7.       Indemnity; Insurance.

         7.1 Indemnity.

             (a) Tenant shall indemnify and hold harmless Landlord from and against any and all claims to the extent arising from Tenant's use or occupancy of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in, on or about the Premises other than claims to the extent arising primarily by reason of negligence or wilful acts of third parties or of Landlord, its agent, employees or contractors, and shall further indemnify and hold harmless Landlord from and against any and all claims to the extent arising from any breach or default in the performance

                                      16.

of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from the negligent or intentional acts or omissions of the Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in the case of any action or proceeding brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of injury to Tenant's business, loss of income, damage to property or injury to persons, in, on or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

             (b) Landlord shall defend, indemnify, hold and save Tenant harmless from and against any and all loss, costs, claims, liability or damage (including reasonable attorneys' fees or court costs) in connection with Landlord's ownership and management of the Premises, Building and project other than claims arising primarily by reason of the wilful misconduct or negligence of third parties or of Tenant, or Tenant's officers, contractors, agents or employees.

         7.2 Tenant's Insurance. During the term of this Lease, Tenant shall at Tenant's expense, obtain and keep in force the following policies of insurance:

             (a) Comprehensive General Liability Insurance protecting Tenant against any liability for injury or death to any person or persons or damage to property arising out of Tenant's exclusive use, occupancy or maintenance of the Premises. The limits of such liability insurance shall not be less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence, such limit to be increased upon Landlord's request whenever Landlord reasonably determines that such an increase is required adequately to protect Landlord from the matters insured against.

             (b) All-Risk Property Insurance covering loss or damage to Tenant's fixtures, equipment or tenant improvements. All insurance required under this Paragraph 7.2 shall be written on an occurrence basis and be (i) issued by such good and responsible companies qualified to do and doing business in the state where the Premises are located and with a Best's rating of B+XI or better, and
(ii) name Landlord as a named additional insured by an additional insured endorsement. Tenant shall deliver to Landlord certificates evidencing the existence and amounts of insurance required above and, if requested by Landlord, copies of the insurance policies. No such policy shall be cancellable or subject to reduction of coverage except upon thirty (30) days' written notice to Landlord. Tenant shall, within thirty (30) days of expiration of such policies, furnish Landlord with certificates of renewal or "binders" therefor.

         7.3 Landlord's Insurance. Landlord shall, at Tenant's expense, obtain and keep in force during the term of this Lease the following insurance:

             (a) Comprehensive General Liability Insurance covering bodily injury and property damage liabilities arising out of the Landlord's ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto in an amount not less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence.

             (b) Property Insurance covering loss or damage to the Building, but not Tenant's fixtures, equipment or tenant improvements in an amount not less than 80% of the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification "all risk," as such term is used in the insurance industry, including vandalism and malicious mischief, but excluding flood or earthquake coverage unless required by a lender having a lien on the Premises. In addition, Landlord may obtain and keep in force during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Landlord, which insurance shall also cover all real estate taxes and insurance costs for said period.

                                      17.

             (c) Such other insurance (including flood or earthquake coverage) as Landlord reasonably deems necessary and prudent.

         7.4 Payment of Premium. Tenant shall pay to Landlord during the term hereof, as Additional Rent, Tenant's Percentage Share of the increase over the Base Year of premiums for the insurance required under Paragraph 7.3, in accordance with Paragraph 4.3.

         7.5 Waiver of Subrogation. Landlord and Tenant each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to risks insured against under all policies of fire and extended coverage, public liability, workers' compensation and other insurance now or hereafter existing during the term hereof and covering any portion of the Premises or any operations therein, regardless of cause, including negligence of the other party, its agents, employees and contractors. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, advise each insurance carrier that the foregoing mutual waiver of subrogation is contained herein, and each party covenants that no insurer shall hold any right of subrogation against such other party.

8.       Damage or Destruction.

         8.1 Definitions.

             (a) "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than fifty percent (50%) of the fair market value of the Premises immediately prior to such damage or destruction. "Premises Building Partial Damage" shall herein mean damage or destruction to the Building of which the Premises are a part to the extent that the cost of repair is less than fifty percent (50%) of the fair market value of such Building as a whole immediately prior to such damage or destruction.

             (b) "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of the Premises immediately prior to such damage or destruction. "Premises Building Total Destruction" shall herein mean damage or destruction to the Building of which the Premises are a part to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of such Building as a whole immediately prior to such damage or destruction.

             (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in Paragraph 7.3(b).

         8.2 Partial Damage - Insured Loss. Subject to the provisions of Paragraphs 8.4, 8.5 and 8.6, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage or Premises Building Partial Damage, then Landlord shall, at Landlord's sole cost, repair such damage to the Building, and Tenant, at Tenant's sole cost, shall repair and restore Tenant's fixtures, equipment or tenant improvements, as soon as reasonably possible, and this Lease shall continue in full force and effect.

         8.3 Partial Damage - Uninsured Loss. Subject to the provisions of Paragraphs 8.4, 8.5, and 8.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may, at Landlord's option, either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect with rent abatement during the period from the occurrence of the damage to the date of the restoration, or (ii) give written notice to Tenant within sixty (60) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event this Lease does not terminate, Landlord shall repair and restore all portions of the Building and the Premises, excluding Tenant's fixtures, equipment and

                                      18.

Tenant improvements, which Tenant shall repair and restore at Tenant's sole cost. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event, this Lease shall continue in full force and effect, and Tenant shall proceed to make such repair as soon as reasonably possible. If Tenant does not give such notice within such ten (10) day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

         8.4 Total Destruction. If at any time during the term of this Lease there is damage, whether or not an Insured Loss (including destruction required by any authorized public authority) which falls into the classification of Premises Total Destruction or Premises Building Total Destruction, Landlord may, at Landlord's option, either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event, this Lease shall continue in full force and effect with rent abatement during the period from the occurrence of the damage to the date of the restoration, or (ii) give written notice to Tenant within sixty (60) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event this Lease does not terminate, Landlord shall repair and restore all portions of the Building and the Premises, excluding Tenant's fixtures, equipment and Tenant improvements, which Tenant shall repair and restore at Tenant's sole cost.

         8.5 Damage Near End of Term.

             (a) If at any time during the last six (6) months of the term of this Lease there is material damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, either party may, at its option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage.

             (b) Notwithstanding Paragraph 8.5(a), in the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six (6) months of the term of this Lease. If Tenant duly exercises such option during said twenty (20) day period, Landlord shall, at Landlord's expense, repair such damage as soon as reasonably possible, and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during said twenty (20) day period, then Landlord may, at Landlord's option, terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Tenant of Landlord's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to contrary.

         8.6 Abatement of Rent; Tenant's Remedies.

             (a) In the event of damage described in Paragraphs 8.2 or 8.3, and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Paragraph 8, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the area of the Premises unusable for the period from occurrence of the damage to the date of the restoration. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of such damage, destruction, repair or restoration; provided, however, that nothing shall restrict Tenant's ability to pursue recovery from Tenant's insurer(s).

             (b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Paragraph 8 and such restoration and repair is not reasonably estimated to be capable of completion within 180 days after the damage or destruction or if Landlord shall not commence preparations for such repair or restoration within ninety (90) days after such obligations shall accrue, Tenant may, at Tenant's option, cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time within 20

                                      19.

days after Landlord notifies Tenant that (i) the restoration period will exceed 180 days or (ii) the end of the 90-day period, provided Landlord has not completed the repair or restoration before Tenant gives Landlord such notice. In such event, this Lease shall terminate as of the date of such notice.

         8.7 Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 8, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

         8.8 Waiver. Landlord and Tenant waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

9.       Real Property Taxes.

         9.1 Payment of Tax. Landlord shall pay the Real Property Tax, as defined in Paragraph 9.3, applicable to the Building and the land upon which it is located; provided, however, that Tenant shall pay, as an item of Operating Expenses, Tenant's Percentage Share of the increase in such Real Property Tax over that in the Base Year, in the manner provided for Operating Expenses in Paragraph 4.3, or, at Landlord's election, within thirty (30) days after receipt of Landlord's written statement setting forth the amount of such pro rata share. If the term of this Lease shall not expire concurrently with the expiration of the tax fiscal year, Tenant's liability for taxes for the last partial lease year shall be prorated on an annual basis.

         9.2 Additional Improvements. Notwithstanding Paragraph 9.1 hereof, Tenant shall pay to Landlord within thirty (30) days of receipt of Landlord's demand therefor the entirety of any increase in Real Property Tax if assessed solely by reason of additional improvements placed upon the Premises by Tenant or at Tenant's request.

         9.3 Definition of Real Property Tax. As used herein, the term "Real Property Tax" shall include (to the extent any of the following are not paid by Tenant pursuant to Paragraphs 9.2 and 9.5) any form of real estate tax or assessment, general, special, ordinary or extraordinary, any service payments in lieu of taxes, any personal property taxes, sales and/or use taxes, employee taxes, and any excises, license fee, commercial rental tax, improvement bond or bonds, transit charges, housing fund assessments or other housing charges, parking facilities assessments or other parking charges, environmental surcharges, levy or tax, foreseen or unforeseen (other than inheritance, personal income or estate taxes) imposed on the Premises and/or Common Areas by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises. The term "Real Property Tax" shall also include any tax, fee, levy, assessment or charge
(i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of Real Property Tax, or (ii) the nature of which was hereinbefore included within the definition of Real Property Tax, or (iii) all other governmental, quasi-governmental or special district impositions of any kind, present or future, whether or not customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or (iv) which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Premises and/or Common Areas or which is added to a tax or charge hereinbefore included within the definition of Real Property Tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof, and any interest or penalty charged on account of any such Real Property Tax. Real Property Tax shall also include Landlord's cost of contesting by appropriate proceedings the amount or validity of any such taxes. Notwithstanding the foregoing, Real Property Tax shall not include: (i) estate, inheritance, gift, Landlord's corporate franchise or Landlord's net income taxes; (ii) taxes assessed by reason of overstandard tenant improvements in the Building; (iii) gross receipts taxes; nor (iv) any

                                      20.

increase in Real Property Tax due to a reassessment of the property following a change of ownership by CalFront Associates during the initial five years of the Term, provided, however, that at its option, in lieu of excluding such sums from the definition of Real Property Tax, Landlord may pay Tenant the net present value of such sum (discounted at the federal discount rate) at the time of the reassessment.

         9.4 Joint Assessment. If the Building and the Common Areas are not separately assessed, Tenant's liability shall be an equitable proportion of the Real Property Tax for all of the land and improvements included within the tax parcel(s) assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's worksheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

         9.5  Personal Property Taxes.

              (a) Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

              (b) If any of Tenant's said personal property shall be assessed with Tenant's real property, Tenant shall pay Landlord the taxes attributable to Tenant within 30 days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

10.      Utilities and Services.

         (a) Tenant shall pay for all gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion of all charges jointly metered with other premises; such amount to be determined in good faith by Landlord. Tenant shall also contract separately for and pay the cost of all janitorial services to the Premises.

         (b) Any heating, ventilation and air conditioning service provided by Landlord to Tenant during other than ordinary business hours shall be furnished on 24 hours' prior written notice of Tenant and at Tenant's sole cost, which shall be an amount equal to Landlord's actual cost of supplying HVAC systems to the HVAC systems zone of which the Premises form a part (consisting of (i) Landlord's actual out-of-pocket third party costs; (ii) reasonable repair and maintenance costs; and (iii) reasonable charge for depreciation) not to exceed $35 per hour in the first year of the Term.

11.      Assignment and Subletting.

         11.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be voidable and shall, at Landlord's option, constitute a breach of this Lease that entitles Landlord to terminate this Lease. Tenant agrees that the instrument by which any assignment or subletting consented to by Landlord is accomplished shall be in a form satisfactory to Landlord and shall expressly provide that the assignee or subtenant will perform and observe all the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease as and when performance and observance is due, and that Landlord will have the right to enforce such agreements, covenants, conditions and provisions directly against such assignee or subtenant. Any subtenant shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation of Tenant hereunder, other than such obligations as

                                      21.

are contrary to provisions contained in a sublease to which Landlord has expressly consented in writing.

         11.2 Tenant Affiliate. Notwithstanding the provisions of Paragraph 11.1 hereof, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, to any corporation which wholly controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease.

         11.3 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder, whether accruing before or after such subletting or assignment, except as provided in Paragraph 11.6 below. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

         11.4 Notice of Assignment or Subletting. Before entering into any assignment of this Lease or into a sublease of all or a part of the Premises for which Landlord's consent is required hereunder, Tenant shall give written notice to Landlord (a) identifying the intended assignee or subtenant by name and address, (b) describing the nature of the proposed business to be carried on in the Premises, (c) specifying the terms of the intended assignment or sublease, and (d) providing such financial and other business information as Landlord may reasonably request concerning the proposed assignee or subtenant (including, without limitation, a bank reference and financial statements for the two most recently completed fiscal years). Landlord shall respond to Tenant's request for consent within ten business days of submission of all requested information. Failure of Landlord to respond within the ten business day period shall be deemed a consent by Landlord to the request.

         11.5 Condition to Landlord's Consent. As a condition to Landlord's consent to any assignment or subletting, Landlord shall be entitled to receive, in the case of a subletting, 50% of the rent (however denominated and paid) payable by the subtenant to Tenant in excess of that payable by Tenant to Landlord hereunder and, in the case of an assignment, 50% of the consideration given, directly or indirectly, by the assignee to Tenant in connection with such assignment, after Tenant has first recovered its unamortized costs of tenant improvements in the Premises (amortized over the remainder of the then-current
Term) and any direct costs incurred by it in such assignment or sublease such as brokerage commissions and tenant improvements made for the sublessee or assignee. For purposes of this Paragraph, the term "rent" shall mean all consideration paid or given, directly or indirectly, for the use of the Premises or any portion thereof. The term "consideration" shall mean and include money, services, property or any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates and the like. The rent or other consideration which is to be passed through to Landlord by Tenant pursuant to this Paragraph shall be paid to Landlord promptly upon receipt by Tenant and shall be paid in cash, irrespective of the form in which received by Tenant from any subtenant or assignee. If any rent or other consideration received by Tenant from a subtenant or assignee is in a form other than cash, Tenant shall pay to Landlord in cash the fair value of such consideration.

         11.6 Landlord's Expenses. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, then Tenant shall pay

                                      22.

Landlord's reasonable costs and direct expenses incurred in connection therewith, not to exceed $1,000, including, without limitation, attorneys' fees, and Landlord may condition its consent on the payment thereof.

12.      Defaults; Remedies.

         12.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

              (a) the abandonment of the Premises by Tenant; providing that the Premises shall not be deemed abandoned if vacated in such a manner that the Premises are properly secured and Landlord's insurance premiums do not increase;

              (b) the failure by Tenant to make payment of Base Monthly Rent, Additional Rent, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten days after written notice thereof from Landlord to Tenant;

              (c) the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Subparagraph (b) or (f), where such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30-day period and thereafter diligently prosecutes such cure to completion;

              (d) (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant's becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this lease, where such seizure is not discharged within 30 days. In the event that any provision of this Paragraph 12.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

              (e) The discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligations hereunder, and any of them, was materially false, if Tenant (or its assignee or subtenant) knows that such financial information is false.

              (f) An assignment, subletting or other transfer or attempted transfer in violation of Paragraph 11.

         12.2 Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

              (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case, this Lease shall terminate, and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to, (i) the cost of recovering possession of the Premises; (ii) expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; (iii) the worth at the time of the award by the court having jurisdiction thereof of the unpaid rent earned at the time of termination of Tenant's right to possession of the Premises; (iv) the worth at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of Tenant's

                                      23.

right to possession until the time of award exceeds the amount of the loss of rent for the same period that Tenant proves could be reasonably avoided; (v) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and (vi) that portion of any leasing commission paid by Landlord applicable to the unexpired term of the Lease.

              (b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

              (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the rate specified in Paragraph 18.

         12.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time but, in no event, later than thirty (30) days after written notice by Tenant to Landlord, specifying where Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty
(30) day period and thereafter diligently prosecutes the same to completion.

         12.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten days after such amount shall be due, Landlord shall deliver a notice to Tenant of the delinquency and Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount; provided, however, that for the first late payment under this Lease no late charge shall be payable unless the payment is not made within 10 days following written notice that such payment is late, and thereafter that no such late charge shall be payable for the first late payment in any 12-month period. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall, in no event, constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Any overdue rent and other payments due from Tenant under this Lease and not paid when due shall bear interest at the rate specified in Paragraph 18.

         12.5 Landlord's Right to Cure Defaults. All agreements, covenants, conditions and provisions to be performed or observed by Tenant under this Lease shall be at its sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to do so, and without having or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all reasonably necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable to Landlord on demand, together with interest thereon at the rate specified in Paragraph 18 per annum at the time of expenditure by Landlord from the date of expenditure to the date of repayment by Tenant, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent.

                                      24.

13. Condemnation. If the Premises or any portion thereof or of the Building are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the floor area of the Premises is taken, or if so much of the Common Areas of the Building is taken as would render the Premises untenantable, as reasonably determined by Landlord, Tenant may, at Tenant's option, to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if only Common Areas, areas not included in the Premises, or areas not within the Building are taken. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority.

14. Real Estate Brokers. Tenant represents and warrants that it has not authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesman to act for Tenant in connection with this Lease, except as otherwise noted in Schedule A. Tenant shall hold Landlord harmless from and indemnify and defend Landlord against any and all claims by any other real estate broker or salesman for a commission or finder's fee as a result of Tenant's entering into this Lease.

15.      Estoppel Certificate.

         (a) Tenant shall, at any time upon not less than ten (10) days' prior written request from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) certifying or acknowledging facts as to such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

         (b) At Landlord's option, Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant, (i) that this Lease is in full force and effect, without modification, except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance,
(iii) that not more than one month's rent has been paid in advance, and (iv) that such other matters as to which Landlord has requested information are as represented by Landlord, or such failure may be considered by Landlord as an uncurable default by Tenant under this Lease five days after written notice has been delivered to Tenant notifying Tenant of its failure to deliver the estoppel certificate.

16. Landlord's Liability. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Premises, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time

                                      25.

of such transfer, in which Tenant has an interest, shall be delivered to the grantee and provided that Landlord (i.e., the party who is the Landlord after the transfer) at the time of the transfer maintains $1.2 million of equity in the project (as determined by the valuation any third-party lender to the successor Landlord places upon the project). The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership.

17. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

18. Interest on Past-Due Obligations. Except as otherwise expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the rate of 4% over the Wall Street Journal Prime Rate for the date the payment is due, or, if less, the maximum rate then allowable by law, from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

19. Time of Essence. Time is of the essence.

20. Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the sum specified on Schedule A, if any, as security for Tenant's faithful performance of Tenant's, if any, obligations hereunder subject to reduction as provided below. If Tenant fails to make any payment when due hereunder, or otherwise defaults with respect to any provisions of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of such payment in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten
(10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Tenant's failure to do so shall be a breach of this Lease. If Tenant performs all of Tenant's obligations hereunder (except in case of a good faith dispute over Operating Expenses), Landlord shall (upon Tenant's request therefor) refund $10,000 of such security deposit on each of the first four anniversary dates of the Term, and Tenant shall not after the fourth anniversary be required to maintain any security deposit. If 0enant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant (or at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Upon termination of the original Landlord's or any successor Landlord's interest in the Premises, the original Landlord or such successor Landlord shall be relieved of further liability with respect to the security deposit, provided that the amount thereof in the hands of the original Landlord or such successor Landlord has been delivered to the new owner of the Premises. No trust relationship is created hereby between Landlord and Tenant with respect to said security deposit.

21. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements, oral or written, of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those contained in this Lease. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

22. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, nationally recognized overnight delivery service, or by registered or certified mail, return receipt requested. If given personally, such notice shall be deemed sufficiently given if delivered to any person apparently in charge or authorized to receive mail, or if given by mail, shall be deemed sufficiently given if addressed to Tenant or to Landlord, at the address noted in Schedule A or, if sent to Tenant subsequent to Tenant's taking possession of the Premises, at the Premises. Any notice shall be deemed to

                                      26.

have been given upon the date of personal delivery or, if mailed, three (3) days after the date of mailing as provided herein. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord and Tenant may from time to time hereafter designate, by notice, to the other party.

23. Waivers. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord's consent to, or approval of any act, shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent, so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

24. Parking. Tenant shall be entitled to park in common with other tenants of Landlord and shall have the nonexclusive right to use of the number of parking places set forth on Schedule A, or any lesser number which is now or hereafter required under applicable laws or regulations affecting parking space requirements. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate or reallocate parking spaces among Tenant and other tenants.

25. Holding Over. If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month at a rental in the amount of 150% the last Base Monthly Rent installment, plus all other Additional Rent and charges payable hereunder during the option term, and upon all the other provisions of this Lease pertaining to the obligations of Tenant, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy. Each party shall give the other written notice at least one month prior to the date of termination of such monthly tenancy of its intention to terminate.

26. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Paragraph 16, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

28.      Subordination.

         (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part, or to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant shall pay the rent and observe and perform all the provisions of this Lease unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

         (b) Tenant agrees to execute any documents containing nondisturbance provisions as described in Paragraph 28(a) reasonably required to acknowledge or effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of

                                      27.

trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead, to do so.

29. Attornment. In the event of foreclosure or the exercise of the power of sale under any deed of trust made by Landlord covering the Premises (or a transfer under a deed in lieu of foreclosure), Tenant shall attorn to the purchaser upon any such foreclosure or sale (or to the grantee of such deed in lieu of foreclosure), and Tenant shall recognize such purchaser or grantee as Landlord under this Lease, provided such purchaser or grantee agrees in writing to recognize all of Tenant's rights hereunder and to perform all of Landlord's obligations hereunder from the date of the attornment.

30. Landlord's Access. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times (including, in an emergency, immediate entry without notice) for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or tenants, making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, and the erecting, use and maintenance of utilities, services, pipes and conduits through the Premises, as long as there is no material adverse effect upon Tenant's use of the Premises. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs, and Landlord may, at any time during the last ninety (90) days of the term hereof, place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Landlord. Landlord shall retain a key to all locked portions of the Premises (except vaults and locked file or storage cabinets) at all times and shall have the right to unlock all doors. Tenant may not change locks upon the Premises unless Tenant furnishes Landlord with a key thereto. Tenant waives any claim or charges for damages or interference with Tenant's property or business, any loss of quiet enjoyment or other loss occasioned by Landlord's entry. Except in an emergency, Landlord shall effect such entry in compliance with Tenant's reasonable security procedure.

31. Signs. Tenant may install on the Premises signs which identify Tenant and the business Tenant conducts on the Premises, provided Tenant's signs comply with (a) applicable requirements of governmental authorities, (b) applicable recorded restrictions, and (c) Landlord's reasonable requirements, which may include limitations on the number and placement of signs. Subject to compliance with the foregoing requirements, Tenant may place a monument sign at the Camino Ramon entrance to the Premises. In addition, subject to compliance with the foregoing requirements, so long as Tenant leases the entire ground floor of the Building, Landlord shall not allow any other tenant (or other person or entity) to place a sign on the parapet of the Building. Tenant shall not install its signs without Landlord's prior written approval which shall not be unreasonably withheld or delayed. Tenant shall maintain its signs in neat condition and repair throughout the Lease term. Tenant shall repair any damage which maintenance, alterations or renovation of its signs may cause during or at the expiration of the Lease term. Landlord agrees not to permit another tenant to install parapet signs on the exterior top of the Building unless and until Tenant ceases to lease the entire ground floor of the Building.

32. Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

33. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Premises shall in no way affect this Lease or impose any liability on Landlord.

34. Consents. In any case in which either Landlord or Tenant is required to give consent or approve any action of the other party under this Lease, such consent shall not be unreasonably withheld or delayed.

35. Quiet Possession. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed

                                      28.

and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord, and that such execution is binding upon all parties holding an ownership interest in the Premises.

36. Landlord's Rules and Regulations. Tenant agrees that it will abide by, keep and observe all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care and cleanliness of the Building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the Building. Landlord's current Rules and Regulations, if any, are attached as Exhibit D to this Lease, and Tenant shall faithfully comply with all such rules and regulations and all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. The violation of any such rules and regulations by Tenant shall be deemed a material breach of this Lease. Landlord shall not be responsible to Tenant for the nonperformance of any such rules and regulations by any other tenant of the Building or another Building within the same complex.

37. Security Measures. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide the same. Tenant assumes all responsibility for the protection of Tenant, its agents and invitees from acts of third parties. Nothing contained herein shall prevent Landlord, at Landlord's sole option, from providing security protection for the Building or any part thereof, in which event, the cost thereof shall be included within the definition of Operating Expenses as set forth in Paragraph 4.3.

38.      Landlord's Reservation of Rights.

         38.1 Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

         38.2 Building Rights. Landlord shall have the right to (i) change the name, address or title of the Building upon at least sixty (60) days' prior written notice to Tenant, providing Landlord pays Tenant's reasonable costs of printing new stationery reflecting such change; (ii) to, at Tenant's expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Landlord deems appropriate; (iii) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly granted herein; and (iv) to place such signs, notices or displays as Landlord deems appropriate upon or about the exterior of the Building or the Common Areas.

39. Authority. If Tenant is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity.

40. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

41. Attorneys' Fees. In the event of any action or proceeding at law or in equity between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred in such action or proceeding and in any appeal in connection therewith, and if such prevailing party shall recover judgment

                                      29.

in any such action, proceeding or appeal, such costs, expenses and attorneys' fees shall be included in and as part of such judgment.

42. Exhibits. The following exhibits are attached to this Lease and herein incorporated by reference: Exhibit A (Site Plan); Exhibit B (Premises); Exhibit C (Initial Improvements of Premises); Exhibit D (Rules and Regulations); Exhibit E (Rules and Regulations for Tenant Contractors); and Exhibit F (CC&R's).

43.      Options.

         43.1 Options Personal. Any options ("Options") granted to Tenant in this Lease (including, without limitation, the renewal option granted in Paragraph 44, expansion rights granted in Paragraph 46, the cancellation right granted in Paragraph 48, and the right of first offer granted in Paragraph 47) are personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant; provided, however, that any Option may be exercised by or assigned to any Tenant Affiliate as defined in Paragraph 11.2 of this Lease and provided further than any Option other than the expansion rights granted in Paragraph 46 may be assigned in conjunction with an approved assignment of this Lease.

         43.2 Effect of Default on Option.

              (a) Tenant shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Paragraph 12.1(c) and continuing until the default alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) continuing until the obligation is paid, (except if there exists a bona fide dispute as to whether such amounts are payable) or (iii) at any time after an event of default described in Paragraph 12.1(a), 12.1(d), 12.1(e) or 12.1(f) (without any necessity of Landlord to give notice of such default to Tenant), or (iv) in the event there have been three or more defaults under Paragraph 12.1(b) during the prior 12 months (except if there exists a bona fide dispute as to whether such amounts are payable) where a late charge becomes payable under Paragraph 12.4 for each of such defaults, and/or notices of default under Paragraph 12.1(c), whether or not the defaults are cured.

              (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of Subparagraph (a) above.

              (c) All rights of Tenant under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, if any of the circumstances specified in (a) above occurs after such exercise but prior to the time the Option takes effect.

44. Extension Option. Landlord hereby grants to Tenant the option to extend the term of this Lease (the "Extension Option") for one additional five-year period. Tenant shall exercise such Extension Option by giving written notice of exercise to Landlord at least six (6) months prior to the Expiration Date. All of the terms and conditions of this Lease shall govern such extended term insofar as applicable, and all references in this Lease to the term hereof shall be deemed to include such extended term unless the context clearly indicates to the contrary.

45.      Extended Term - Rent (Fair Market Value Determination).

         (a) The Base Monthly Rent for the Extension Option term shall be 95% of the fair market rate for comparable space in the San Ramon and Pleasanton areas as of the commencement of the Extension Option term as determined by the agreement of the parties or, if the parties are unable to agree on or before ninety (90) days prior to the expiration of the term, then by an appraisal conducted pursuant to Subparagraph (b) below. The Base Monthly Rent shall take into account the duration of the extension term and may provide for reasonable periodic rental increases during such term.

                                      30.

         (b) If it becomes necessary to determine the fair market rate for the Premises by appraisal, then real estate appraiser(s), all of whom shall be members of the American Institute of Real Estate Appraisers and shall have at least two years' experience appraising commercial and industrial real property located within the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

             (i) If Landlord and Tenant are unable to agree on the Monthly Base Rent for the Extension Option term, then either party may demand an appraisal by giving written notice to the other party which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten
(10) days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualifications of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, then the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser within ten (10) days, then, upon application by either party, the third appraiser shall be appointed by the President (or person serving in comparable position, if there is no President) of the local Real Estate Board (or any successor entity or body of comparable standing if such Board does not then exist) or the person to whom the President may delegate that function.

             (ii) If only one appraiser is selected, then that appraiser shall notify the parties in simple letter form of its determination of the fair market rate for the Premises within thirty (30) days of his selection, which appraisal shall be conclusively determinative and binding on the parties as the fair market rent for the Premises.

             (iii) If multiple appraisers are selected, then the appraisers shall meet not later than ten (10) days following selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the fair market rate for the Premises as of the commencement date of the Option period by the agreement of at least two of the appraisers.

             (iv) The appraisers' determination of the fair market rate shall be based on a building of the same age, construction, size and location as the Premises and shall take into account Tenant's obligation to pay additional rent under the terms of this Lease. In determining the fair market rate, the appraisers shall not consider any improvements, alterations, additions, fixtures or equipment installed in the Premises at Tenant's expense, but shall include improvements, alterations, additions, fixtures of equipment installed at Landlord's expense. If two or more of the appraisers agree on the fair market rate for the Premises at the initial meeting, then such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

             (v) If multiple appraisers are selected and the agreement of at least two appraisers cannot be obtained within ten (10) days after the initial meeting, then, within five (5) days after the expiration of said ten (10) day period, all appraisers shall submit to Landlord and Tenant and independent appraisal, in simple letter form, of the fair market rent for the Premises. The parties shall then determine the appraised fair market rent for the Premises by averaging the appraisals; provided, however, that (i) if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal, then such lowest appraisal shall be disregarded, and (ii) if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal, then such highest appraisal shall be disregarded. If any appraisal is so disregarded, then the average shall be determined by computing the average of the appraisals that have not been disregarded.

             (vi) Nothing contained herein shall prevent Landlord and Tenant from jointly selecting a single appraiser to determine the fair market rate of the Premises, in which

                                      31.

event, the determination of such appraisal shall be conclusively deemed to be the fair market rate of the Premises for the Extension Option term in question.

             (vii) If only one appraiser is selected, then each party shall pay half of the fees and expenses of that appraiser. If three appraisers are selected, then each party shall bear the fees and expenses of the appraiser it selects, plus half of the fees and expenses of the third appraiser.

46. Expansion Option. Landlord hereby grants to Tenant the option (the "Expansion Option") to lease from Landlord, in addition to the Premises, any other portion of the Building in which the Premises are situated or, after its initial lease-up, any portion of the building located at 4550 Norris Canyon Road (hereinafter called the "Expansion Space"), at any time on or prior to April 15, 1998 that such space becomes available for Lease. Tenant's rights pursuant to this Expansion Option shall be subordinate to any rights held by SBE or Biogenex with respect to certain space consisting of approximately 9600 square feet located at 4550 Norris Canyon Road, more specifically described and set forth in Exhibit G, attached hereto ("Subordinated Space"). This expansion right shall terminate immediately as to the building located at 4550 Norris Canyon Road upon a sale or other transfer of such building to an unaffiliated third party. When any such space becomes available, Landlord shall notify Tenant in writing of its availability. Tenant shall exercise its Expansion Option by written notice delivered to Landlord within ten days of receipt of Landlord's notice of availability. If Tenant exercises its option to lease such Expansion Space, the parties shall perform whatever acts are necessary to execute a lease thereof (or an addendum hereto adding such Expansion Space to the Premises) within 30 days after Tenant notifies Landlord of the exercise of Tenant's Expansion Option. Any such lease by Tenant of any Expansion Space shall expire co- terminously with the original Lease and shall be at the same rental per square foot of floor space and upon all of the other terms and conditions of this Lease then in effect; provided, however, that the tenant improvement allowance specified in Exhibit C shall be reduced proportionately to the reduced initial term of this Lease as it applies to the Expansion Space. If Tenant fails within the aforesaid ten-day period to exercise its option to lease such Expansion Space hereunder, it shall be conclusively presumed at the end of such ten-day period that Tenant has waived its right to exercise such Expansion Option, but Tenant shall thereafter retain its Right of First Offer under Paragraph 47 with respect to such space. Such Expansion Option shall not be applicable to any space in the Building which is subject to expansion or renewal options, or prior rights of first offer or first refusal existing on the execution date hereof. Landlord shall not be liable to Tenant for any failure of an existing occupant to vacate Expansion Space leased by Tenant in a timely manner.

47.      Right of First Offer.

         (a) [intentionally deleted]

         (b) Grant of Right of First Offer. Landlord hereby agrees to notify Tenant in writing, specifying the terms set forth in Subparagraph (c) below, each time at least two thousand (2,000) contiguous square feet of space in the Building becomes available for lease from Landlord (hereinafter the "Right of First Offer"); provided, however, that such Right of First Offer shall not be applicable to any space in the Building which is subject to expansion or renewal options, or prior rights of first offer or first refusal existing on the execution date hereof.

             Such Right of First Offer shall be nonexclusive. Landlord shall be permitted to offer the space available to present or future tenants in the Building whose leases contain similar rights of first offer at the same time as such space is being offered to Tenant. In the event one or more other tenants exercise rights of first offer and there is insufficient space available to satisfy the requirements of all tenants, the space available shall be offered to each tenant in proportion to the space requested in each tenant's Requirements Notice. Furthermore, Tenant's rights pursuant to this Right of First Offer shall be subordinate to any rights held by SBE and Biogenex with respect to the Subordinated Space.

         (c) Offering Notice. Each notice made by landlord pursuant to Subparagraph (b) above (the "Offering Notice") shall specify (i) the number of square feet of space available

                                      32.

and the location of such space, (ii) the market rent and other charges at which Landlord intends to offer such space, (iii) the value of leasehold improvements or tenant allowance to be provided by Landlord for such space, if any, and (iv) the estimated date that such space will be available for occupancy by Tenant. Landlord hereby agrees that space offered to Tenant pursuant to this Right of First Offer shall be offered at the rent and on the terms which Landlord in good faith intends to offer to the general public. Tenant shall have fifteen (15) days after receipt of the Offering Notice to accept or reject such space on the terms specified in the Offering Notice. If Tenant rejects space offered pursuant to an Offering Notice, Landlord's obligation to offer the particular such space in question to Tenant in the future pursuant to this Right of First Offer shall terminate.

         (d) Acceptance of Space. If Tenant desires to lease the space offered, then Tenant shall have thirty (30) days to enter into a lease of such space on the terms and conditions set forth in the Offering Notice and on such other terms and conditions as Landlord offers to the general public (including any increased rental or premium as a result of space rendered less marketable due to Tenant's leasing of additional space) (hereinafter an "Expansion Lease"); provided, however, that (a) the term of any such Expansion Lease shall be coterminous with the Lease (including any options to extend the term of the Lease), and (b) if three (3) or less years remain in the term or any extended term of the Lease (and Tenant has not exercised any remaining options to extend the terms of the Lease) then (i) the rent provided in such Expansion Lease shall be adjusted to reflect the cost of any tenant improvements or alterations borne by Landlord amortized over the remaining term of the Lease at an interest rate of 10%, or (ii) Tenant shall agree to pay to Landlord, at the end of the term of such Expansion Lease, an amount equal to the portion of the cost of such tenant improvements not recovered by Landlord pursuant to such Expansion Lease (amortized at an interest rate of 10%).

         (e) Restrictions. Any space occupied pursuant to an Expansion Lease shall be used and occupied only for the same uses permitted under this Lease, except as otherwise agreed by Landlord. This Right of First Offer shall, automatically and without notice, terminate upon (i) the termination of the Lease for any reason; (ii) the subletting by Tenant at any one time of more than 25% of the Net Rentable Area of the Premises; (iii) the sale to an unaffiliated third party of all or any portion of the Building by Landlord with regard to the portion so sold. Furthermore, Tenant may not exercise any Right of First Offer, and Landlord shall have no obligation to make such first offer to Tenant at any time that Tenant is in default (as defined in Paragraph 12.1) of any of its obligations under this Lease.

48.      Cancellation Right.

         (a) If, effective at any time from and after the end of the seventh Lease year, Landlord fails to give Tenant notice of the availability of additional space anywhere within the project commonly known as Norris Technology Center sufficient to meet any expansion needs within 30 days of receipt of Tenant's good faith written notification of its expansion requirements, Tenant may elect to terminate this Lease upon at least 30 days' prior written notice. Tenant shall exercise such election following the seventh anniversary of the Commencement Date and within 30 days following Landlord's acknowledgement to Tenant that it is unable to meet Tenant's expansion needs, by written notice to Landlord specifying the intended Lease termination date and by making the payment required by Subsection (b) below.

         (b) If Tenant exercises its right to terminate this Lease as provided above, Tenant shall pay CalFront Associates (and not any successor landlord that hereafter becomes Landlord under this Lease) on or prior to the termination date: (i) unamortized leasing commissions; plus (ii) the unamortized portion of Landlord's cost of Tenant's Initial Improvements constructed pursuant to Exhibit
C. Amortization shall be computed on a straight-line basis over the initial ten-year term on the basis of the applicable principal amounts without interest.

49. Moving Allowance. As an additional inducement to Tenant to enter into this Lease, Landlord shall pay Tenant $1 per square foot of Net Rentable Area of the Premises as a moving allowance to cover certain direct out-of-pocket costs related to Tenant's relocation to

                                      33.

the Premises from its existing premises. Such allowance shall be payable upon the initial Premises leased hereunder and any Expansion Space leased by the Tenant pursuant to Paragraph 46 hereof. Such costs shall include the cost of moving services and of replacing Tenant's existing supplies of stationery. Landlord shall pay Tenant such amount within 30 days following submission of invoices therefor in form reasonably satisfactory to Landlord.

                            (Signature Page Follows)

                                      34.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                       LANDLORD:

                                       CALFRONT ASSOCIATES

                                       By:______________________________________

                                       Title:___________________________________

                                       Date:____________________________________

                                       By:______________________________________

                                       Title:___________________________________

                                       Date:____________________________________

                                       TENANT:__________________________________

                                       GIGA-TRONICS INCORPORATED

                                       By:______________________________________

                                       Title:___________________________________

                                       Date:____________________________________

                                       By:______________________________________

                                       Title:___________________________________

                                       Date:____________________________________

                                      35.

                                    EXHIBIT A

         Exhibit A consists of a Site Plan drawing of Building and Parking Lots.

                                    EXHIBIT A

PARCEL 1:

LOTS 1 THROUGH 4, AS SAID LOTS ARE SHOWN ON THE MAP OF TRACT
5692, FILED                , IN BOOK       OF MAPS, PAGE       CONTRA COSTA

COUNTY RECORDS.

PARCEL 2:

PORTION OF LOT 5, AS SAID LOT IS SHOWN ON THE MAP OF TRACT 5692,
FILED               , IN BOOK        OF MAPS, PAGE        CONTRA COSTA COUNTY
RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WESTERLY LINE OF LOT 5, AS SAID LOT IS SHOWN ON THE AFOREMENTIONED TRACT 5692, DISTANT THEREON SOUTH 20(degree) 52' 07" EAST 800 FEET FROM THE MOST WESTERLY CORNER THEREOF; THENCE NORTH 20(degree) 52' 07" WEST, 800 FEET; NORTH 62(degree) 48' 40" EAST, 188.42 FEET; NORTH 58(degree) 11' 11" EAST, 89.25 FEET, NORTH 63(degree) 40' 05" EAST, 2508.37 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT WITH A RADIUS OF 642 FEET, AN ARC DISTANCE OF
44.97 FEET; THENCE SOUTH 28(degree) 49' 41" EAST, 800 FEET; THENCE SOUTHWESTERLY IN A DIRECT LINE TO THE POINT OF BEGINNING.

                              [Notary Attestation]

                                    EXHIBIT C
                               Tenant Improvements
                              Work Letter Agreement

1.       Landlord's Work.

         1.1 Landlord, through its general contractor, South Bay Construction Company, shall furnish and install within the Premises those items of general construction finally approved by Landlord and Tenant to build out the Premises in accordance with the space plan attached as Exhibit ____ ("Landlord's Work") as shown on the plans and specifications to be developed by Landlord's architect or engineer (the "Final Plans and Specifications"), using Landlord's Building standard materials, finishes and installations.

         1.2 Landlord's subcontractors for mechanical, electrical and fire systems shall be selected by mutual agreement of Landlord and Tenant. The construction contract shall require major subcontracts other than those for mechanical, electrical and fire systems to be selected after three bids have been obtained.

2.       Cost of Landlord's Work.

         2.1 As its contribution to the cost of Landlord's Work, Landlord shall provide to Tenant a tenant improvement allowance equal to the cost of Landlord's Work as shown on the Final Plans and Specifications as approved in Paragraph 1.1 above, up to $20 per square foot of Net Rentable Area. Tenant shall pay the cost of all Landlord's Work in excess of such tenant improvement allowance as provided in this Article 2. The cost of demolishing existing improvements and of installing grade level loading doors shall be paid through the application of such tenant improvement allowance except for the costs of demolishing existing improvements in the portion of the space delineated on Attachment I as "former DoD Space", which Landlord shall demolish at its sole cost. In addition, Landlord shall bear the cost of any code compliance work required as a condition to obtaining a building permit and not required by Tenant's special uses of the Premises and the cost of providing a separate heating, ventilation and air conditioning system to the Premises, which shall not be offset against the tenant improvement allowance. If the Initial Improvement costs are less than the full amount of Landlord's allowance, any unexpended balance up to $5 per square foot of Net Rentable Area shall be credited towards Tenant's first payments of Base Monthly Rent due under the Lease.

         2.2 Tenant shall bear the cost of Landlord's Work to the extent such costs result from changes requested by Tenant to Final Plans and Specifications or for requests for materials which cause the cost of Landlord's Work to exceed the tenant improvement allowance.

         2.3 Landlord's obligation to perform Landlord's Work shall not require Landlord to incur overtime costs and expenses and shall be subject to unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of material or supplies and any other cause or event beyond Landlord's reasonable control.

         2.4 Tenant shall promptly pay Landlord during the course of construction the cost of the work to be paid by Tenant under this Article 2, based on invoices submitted by Landlord's contractor and certified by Landlord's architect, so as to enable Landlord to pay Landlord's contractor without advancing Landlord's funds for the cost of the work to be paid by Tenant.

         2.5 It is understood and agreed by Tenant that any minor changes from any plans and specifications that may be reasonably necessary during construction of the Premises shall not affect, change or invalidate this Lease.

                                       1.

3.       Plans and Specifications.

         3.1 Landlord, through its architect and engineer, shall furnish all architectural and engineering plans and specifications ("Plans and Specifications") required to complete Final Plans and Specifications for the construction of Landlord's Work.

         3.2 Tenant shall be furnished a copy of Final Plans and Specifications and shall request any Tenant changes within seven days of submission to Tenant by Landlord.

         3.3 Landlord shall bear the cost of architectural services for Landlord's Work except as provided in Paragraph 3.4 below.

         3.4 Tenant shall pay the cost of any engineering services for Landlord's Work. In addition, Tenant shall pay for any revisions required by Tenant to Plans and Specifications previously approved by Tenant. The tenant improvement allowance may be applied towards such architectural and engineering costs.

4.       Tenant's Work.

         4.1 Any items or work not shown in the approved Final Plans and Specifications, such as telephone service, furnishings or floor coverings for which Tenant contracts separately (hereinafter "Tenant's Work") shall be subject to Landlord's policies and schedules and shall be conducted in such as way as not to hinder, cause any disharmony with, or delay work in the Building(s). Tenant's suppliers, contractors, workmen and mechanics shall be subject to approval by Landlord prior to the commencement of their work (which approval shall not be unreasonably withheld or delayed) and shall be subject to Landlord's administrative control while performing their work. If at any time any supplier, contractor, workman or mechanic performing Tenant's Work hinders or delays any other work in the Building(s) or performs any work which may or does impair the quality, integrity or performance of any portion of the Building(s), Tenant shall cause such supplier, contractor, workman or mechanic to leave the Building(s) and remove all his tools, equipment and materials immediately upon Landlord's notice delivered to Tenant. Tenant shall reimburse Landlord for any repairs or corrections of Landlord's Work or of Tenant's Work or of any portion of the Building(s) caused by or resulting from the work of any supplier, contractor, workman or mechanic with whom Tenant contracts. Tenant shall bear the cost of Landlord's expenses resulting from the performance of Tenant's Work, including without limitation the cost of hoisting, cleaning, security, administration and coordination by Landlord or Landlord's contractor. Tenant shall reimburse Landlord for Landlord's reasonable direct out-of-pocket costs for design reviews and approvals and reviews of construction progress, and for the cost of all utilities and the services provided by Landlord to or for the Premises during the performance of Tenant's Work. Landlord shall provide access to Tenant's suppliers, contractors, workmen and mechanics so as to achieve timely completion and occupancy of the Premises, if Landlord's construction schedule permits such early entry and Tenant's early entry does not interfere with Landlord's construction.

5.       [RESERVED]

6.       Completion Date.

         6.1 Landlord shall, when construction progress so permits, notify Tenant, in advance, when it may enter the Premises for purposes of constructing Tenant's Work as specified in Paragraph 4.1 of this Exhibit C, which shall be at least 15 days prior to substantial completion of Landlord's Work in order to allow Tenant to install Tenant's cabling, furniture and equipment. Landlord shall also, when construction progress so permits, notify Tenant in advance of the approximate date on which Landlord's Work will be substantially completed and will notify Tenant when Landlord's Work is, in fact, substantially completed, which latter notice shall constitute delivery of possession of the Premises to Tenant. If any dispute shall arise as to whether the Premises are substantially completed and ready for Tenant's occupancy, a certificate furnished by Landlord's architect certifying the date of substantial completion shall be conclusive of that fact and date and

                                       2.

binding upon Landlord and Tenant. If the Commencement Date is delayed because Landlord is delayed in substantially completing said work as a result of:

             (a) Tenant's failure to furnish complete and timely instructions or approvals,

             (b) Tenant's changes to any Plans and Specifications after approval thereof,

             (c) Tenant's request for materials, finishes or installations other than Landlord's Building standard, except as expressly provided in approved Plans and Specifications, or

             (d) Hindrance or disruption of the work of Landlord's contractor resulting from Tenant's Work, then the Commencement Date under the Lease shall be advanced by the number of days of such delay.

         6.2 Failure by Tenant to meet any of the time requirements specified in this Exhibit C shall, at Landlord's option, constitute a a default under the Lease. Tenant shall not be entitled to a cure period with respect to any such default.

         6.3 Except as expressly provided in the Lease, failure of Landlord to deliver possession of the Premises within the time and in the condition provided for in the Lease will not give rise to any claim for damages by Tenant against Landlord or Landlord's contractor.

         6.4 Upon Landlord's delivery to Tenant of the notice of substantial completion specified in Paragraph 6.1, Landlord and Tenant shall together hold a walkthrough of the Premises. Landlord and Tenant shall identify those items contained in the Final Plans and Specifications which are not completed in accordance with such Final Plans and Specifications or not done in a good and workmanlike manner and a "punchlist" (as such term is used is the construction industry) of such items shall be jointly developed within 30 days of delivery of possession. Landlord shall commence correction of the items on such punchlist within 30 days thereafter and shall diligently pursue such corrective work to completion to the reasonable satisfaction of both Tenant and Landlord.

7.       Payment.

         7.1 Tenant shall pay to Landlord all amounts due from or payable by Tenant under the terms of this Exhibit C within 30 days following delivery of Landlord's invoice therefor, and the provisions of the Lease with respect to late charges and interest on late payments shall apply as to interest payable on amounts not paid within such period.

8.       Time Periods.

         8.1 All time periods referred to in this Exhibit C shall be computed on a calendar basis with no allowance for holidays, weekends or other customs.

9.       Base Building Design.

         9.1 Tenant may request changes to Base Building Design (as hereinafter defined). Landlord shall have no obligation to make any such changes. If Landlord, in its sole discretion, shall agree to any such change, Landlord shall prepare Plans and Specifications and obtain an estimate of the cost for approval by Tenant. Tenant shall pay, in advance, Landlord's estimate of any and all costs of such changes (including without limitation the costs of labor, materials, equipment, supervision and a management fee) subject to adjustment of costs upon completion.

         9.2 "Base Building Design" for purposes of the Article 9 shall be as described in the Plans and Specifications for the Building current as of the date of the Lease.

                                       3.

         occupied during the regular hours when janitorial service is provided. Window cleaning shall be done only at the regular and customary times determined by Landlord for such services provided such times will be consistent with other comparable office buildings in the vicinity of the Building.

10. The requirements of Tenants will be attended to only upon application of Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

11. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

12. Each Tenant shall store all its trash and garbage within its premises. No material shall be place in the hallways or in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City of San Ramon without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways provided for such purposes and at such times as Landlord may reasonably designate.

13. Tenant shall not park or attach any bicycle or motor driven cycle on or to any part of the Building. No animals or birds shall be brought to or kept in the Premises or Building with the exception of laboratory rodents. Said rodents must be contained within Tenant's Premises.

14. The Tenant will keep all door openings to the exterior of the Building, all fire doors and all smoke doors closed at all times.

15. Tenant agrees that it shall comply with all reasonable fire and security regulations that may be issued from time-to-time by Landlord and upon request Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

16. Landlord will furnish Tenant free of charge two keys to each door lock provided within the premises by Landlord. Landlord may make a reasonable charge for any additional keys. No additional locks shall be placed by the Tenant on any door in the Building unless written consent of the Landlord shall first have been obtained. A reasonable number of keys to the demised premises and the toilet rooms will be furnished by the Landlord, and neither the Tenant, its agents or employees shall have any duplicate key made excepting that the Landlord shall when deemed reasonable grant the Tenant the right to duplicate keys. At the termination of this tenancy, the Tenant shall promptly return to the Landlord all keys to doors in the Building.

17. Except as consented to in writing by Landlord or in accordance with Building Standard Improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Building. Tenant acknowledges that violation of this rule will directly and adversely affect the exterior appearance of the Building.

18. Tenant will not place objects on window sills or otherwise obstruct the exterior wall window covering.

19. (a) Furniture, equipment, large items or large quantities of items shall be moved in or out of the Building only upon the advance notification to the Landlord, and then only during such hours and in such manner as may reasonably be prescribed by Landlord. The purpose of this rule is to minimize disruption to other tenants during Ordinary Business Hours.

                                       1.

         (b) No safe or article, the weight of which may constitute a hazard or danger to the Building or its equipment, shall be moved into the premises.

         (c) Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such a manner as shall be prescribed by the Landlord, and the Landlord shall have the right to designated the location of such articles in the Premises.

20. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and each Tenant shall cooperate to prevent the same.

21. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

22. The bulletin board or directory of the Building shall be used primarily for display of the name and location of Tenants and Landlord reserves the right to exclude other names therefrom, to limit the number of names associated with Tenant to be placed thereon at rates applicable to all Tenants provided that Tenant's name shall be listed on the floor directory.

23. Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name or street address of the Building provided Landlord reimburses Tenant's reasonable costs associated therewith (e.g., changing letterhead and business cards) not to exceed $500.00. Without the written consent of Landlord, Tenant shall not use the name of the Building complex in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of premises in the Building.

25. Landlord reserves the right to make such other rules and regulations as in its judgment may from time-to-time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein, reasonably and uniformly enforced.

26. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, by no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

27. Tenant shall be liable to Landlord and to each other Tenant of the Building for any loss, cost, expense, damage or liability, including attorneys' fees, caused or occasioned by the failure of Tenant to comply with these rules, but Landlord shall have no liability for failure or for failing or being unable to enforce compliance therewith by any Tenant and such failure by Landlord of non-compliance by any other Tenant shall not be a ground for termination by Tenant of the lease to which these rules and regulations are attached.

28. Subject to paragraph 4.4 of the Lease, all approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

29. Tenant's lighting and electrical load shall not exceed the lesser of 8 watts per square foot of usable area or the maximum allowed by law.

                                       2.

30. In the event of any inconsistency between the provisions of the Lease and these Rules and Regulations the Lease Provisions shall prevail.

                                       3.

                                    EXHIBIT E

                               RULES & REGULATIONS
                           FOR TENANT'S CONTRACTOR(S)

1. Tenant's contractor will be responsible for making arrangements with Landlord as to time for the use of services required. The delivery of materials, equipment, etc., to the site must be coordinated with Landlord, and the building debris box is not to be used for waste removal.

2. Tenant's contractor shall not interfere with the landlord's contractor and sub-trades in any way and will cooperate fully with same.

3. All contractor's garbage must be removed from the premises and site regularly and promptly. All combustible garbage must be stored in a covered, fire-proof container prior to removal.

4. Tenant's contractor and sub-trades shall take all precautions to ensure the security and the site condition of the Premises and Building in which the work is being performed, including their own tools, equipment and materials, and are responsible for any damage caused by employees and sub-trades to any part of the building.

5. Under no circumstances may the washrooms or janitor's sinks be used for cleaning tools, equipment, etc.

6. Tenant's contractor will carry out the work during the hours reasonably specified by Landlord and shall not create or cause any obstructions to other contractors or tenants in the building. Tenant's contractor will perform the work in such a manner that is not conflicting with the normal building operations or procedures. Tenant's contractor shall not in any way overload the structure and, in particular, shall not stack materials thoughtlessly in this regard. Materials shall not be stored in the Common Areas.

7. Tenant's contractor shall remove and properly replace underfloor duct access covers as required for Tenant's trades and services.

8. Tenant's contractor must provide their own fire protection equipment, have same on premises at all times and conform to any requirements of Landlord or Landlord's contractor regarding fire protection.

9. Tenant's contractor shall carry out all work in compliance with all Federal, State, County and City Building Codes and applicable Acts, Ordinances and Statutes.

10. Tenant's contractor shall provide all their own protective devices and coverings, so as to protect the building finishes provided by Landlord in the Building.

11. No attachments to or use of window frames an mullions, ceiling systems or building frame, will be permitted without the expressed written consent of Landlord.

12. Tenant's contractors, employees and trades must be confined to the area in which work is being performed.

                                       1.

                                    EXHIBIT F

                               BISHOP RANCH CC&R'S

                                       2.

below the land surface, including but not limited to, buildings, utility systems, walkways, driveways, parking areas, loading areas, landscaping items, fences, walls, decks, stairs, poles, landscaping vegetation, signs, exterior fixtures and any other structure of any type or kind.

         1.5 "Lot" shall mean any numbered lot or parcel shown upon a recorded subdivision map or recorded parcel map of all or a portion of the Properties.

         1.6 "Mortgage" - "Mortgagee" - "Mortgagor." A mortgage shall mean any mortgage or deed of trust or other conveyance of a Lot to secure the performance of an obligation which will be void and reconveyed upon completion of such performance. Reference in this Declaration to a mortgagee shall be deemed to include the beneficiary of a deed of trust; reference to a mortgagor shall be deemed to include the trustor of a deed of trust.

         1.7 "Owner" shall mean the person, including Declarant, holding fee simple interest of record to any Lot, including sellers under recorded executory contracts of sale, but excluding those having such interest merely as security for the performance of an obligation. For purposes of Section 3 only, unless the context otherwise requires, Owner shall also include the guests, invitees, licensees and lessees of any Owner.

         1.8 "Person" shall mean a natural individual or any other entity with the legal right to hold title to real property.

         1.9 "Properties" shall mean all the real property described in Exhibit A to this Declaration.

         1.10 "Record" - "File" shall mean, with respect to any document, the recordation thereof, and with respect to any map, the filing thereof, in the Office of the Recorder of Contra Costa County, State of California.

         1.11 "Street" shall mean any street, drive way, lane, place or other thoroughfare either as shown on a recorded subdivision map or recorded parcel map of all or a portion of the Properties.

2.       ANNEXATION OF ADDITIONAL PROPERTY

         2.1 Description. Declarant may, at any time during the term of this Declaration, add all or a portion of the real property, owned by it or the affiliated entities, described in Exhibit B and incorporated herein by this reference, to the Properties which are covered by this Declaration upon the filing of a Notice of Annexation as provided for in Paragraph 2.2. In addition to the affiliated entities described in Exhibit B "affiliated entities" shall include any persons having any ownership interest in Declarant or any corporation, partnership, or other entity in which ten percent (10%) or more of the ownership interests are held by Declarant or any of the persons having an ownership in Declarant.

         2.2 Notice of Annexation. The Notice of Annexation shall contain the following information:

             (a) A reference to this Declaration and applicable recording information;

             (b) A statement that the provisions of this Declaration, or some specified provisions thereof, shall apply to such annexed real property;

             (c) A legal description of the real property being annexed; and

             (d) Such other or different covenants, conditions and restrictions, if any, as may be specified by Declarant in its sole discretion, to regulate and control the use, occupancy and improvement of the real property being annexed.

                                       3.

3.       USE RESTRICTIONS

         3.1 Permitted Uses. All Lots in the Properties shall be used for the following purposes:

             (a) Agricultural: crop and tree farming, truck farming, horticulture, viticulture and grazing;

             (b) Administrative offices;

             (c) Medical and dental offices and clinics, and professional offices of architects, attorneys and engineers;

             (d) Research laboratories and institutes;

             (e) Electronic products manufacturing;

             (f) Electrical products and instrument manufacturing;

             (g) Bookbinding, printing and lithography;

             (h) Cartography;

             (i) Editorial and designing;

             (i) Photographic printing, finishing and processing;

             (k) Household pottery;

             (l) Storage warehouses;

             (m) Finished paper products;

             (n) Garment manufacturing;

             (o) Furniture upholstering.

Any other use consistent and harmonious to the foregoing uses, and otherwise lawful under C-M Zoning (Controlled Manufacturing) may be permitted as determined, in its sole discretion, by the Architectural Control Committee.

No part of the Properties shall ever be used or caused to be used or allowed or authorized in any way, directly or indirectly, for any residential or other nonbusiness purpose. All permitted uses shall be performed and carried out entirely within a building in such a manner that the enclosed operations and uses do not cause or produce a nuisance to other portions of the Properties, such as, but not limited to, vibration, sound, electromechanical disturbance and radiation, electromagnetic disturbance, radiation, air or water pollution, dust or emission of odors, toxic or nontoxic matter.

         3.2 Other Operations and Uses. Operations and uses that are not specifically authorized by this Declaration may be permitted if written operational plans and specifications for such operations or uses, containing such information as may be requested by the Architectural Control Committee, are submitted to and approved in writing by the Architectural Control Committee, which approval shall be based upon analysis of the anticipated effect of such operations or uses upon other Lots, upon other real property in the vicinity of the Properties, and upon the occupants thereof, but shall be in the sole discretion of the Architectural Control Committee.

         3.3 Nuisances. No noxious or offensive trade or activity shall be carried on upon any Lot or any part of the Properties, nor shall anything be done thereon which may be, or may become, an annoyance or nuisance to the neighborhood, or which shall in any way

                                       4.

interfere with the quiet enjoyment of each of the Owners of his respective Lot. In this regard, all noises, sounds and vibrations shall be appropriately muffled in such a manner so as not to be objectionable as to intermittent beat, frequency, shrillness or volume. Every use shall be operated in such a manner that the ground vibration, heat and glare inherently and recurrently generated from such use is not perceptible beyond the foundation or perimeter line of the building in which the use is located. Spotlights, floodlights and other methods of illumination may be used to illuminate buildings, landscaping areas, signs and parking areas, provided that such devices are equipped with proper lenses concentrating the illumination upon such structures and areas preventing any bright or direct illumination upon adjacent Lots or upon any Street, whether public or private, and provided further that any such illumination shall first be approved by the Architectural Control Committee. No livestock, poultry or animals of any kind shall be raised, bred, kept, slaughtered, or rendered upon any portion of the Properties. A "nuisance" shall include, without limitation, any of the following conditions:

              (a) Emission of dust, sweepings, dirt, or cinders into the atmosphere, or discharges of liquid, solid wastes, or other harmful matter into any stream, river, or other body of water if such emission or discharge may adversely affect the use or intended use of any property or may adversely affect the health, safety, or comfort of persons in the vicinity, or discharge of waste or any substance or material of any kind into any public or privately maintained sewer serving the Properties, or any part thereof, in violation of any law, rule, or regulation of any public body having jurisdiction thereof;

              (b) Escape or discharge of fumes, odors, gases, vapors, acids, or other substances into the atmosphere if such escape or discharge may be detrimental to the health, safety, or welfare of persons, may interfere with the comfort of persons within the vicinity, or may be harmful to property or vegetation;

              (c) The perception, at any point outside the boundaries of a building on any Lot, whether at, above or below ground level, of noise from any activity, machine, device, or combination thereof located on that Lot that unreasonably interferes with the use or enjoyment of any other Lot, except noise from motor vehicles;

              (d) Wind-borne dust, sprays, or mists and visible emissions of smoke originating on a Lot in unreasonable amounts, excluding the exhausts emitted by motor vehicles, but including emissions from the disposal of trash and waste materials; or

              (e) Ground vibrations inherently and recurrently generated on a Lot that are perceptible without instruments at any point outside the boundaries of the building located on such Lot, whether at, above or below ground level.

         3.4 Signs. No sign, poster, billboard or other advertising of any kind shall be permitted on any portion of the Properties, except such signs as are approved in writing by the Architectural Control Committee, provided that Declarant reserves the right to locate on the Properties or any portion thereof such signs identifying the name, business or products of the businesses located on the Properties. Declarant by such reservation is not obligated to provide any such signs. Signs subject to the approval of Architectural Committee may identify the name, business or products of each such business and shall only be of a size, design, color, style and illumination as shall be specifically approved in writing by the Architectural Control Committee. Each Owner shall have the right to display upon his Lot or building a sign of reasonable dimensions, as determined in advance by the Architectural Control Committee, advertising that the Lot or some portion thereof is for sale, lease, or exchange.

         3.5 Mineral Exploration. No oil development operations, oil refining, quarrying or mining operations of any kind shall be permitted upon or in any Lot, nor shall oil wells, tanks, tunnels or mineral excavations or shafts be permitted upon or below the surface of any Lot unless commencing at least five hundred (500) feet below the surface of the Properties.

         3.6 Antennae. No television, radio or other electronic antenna or device of any type shall be erected, constructed, placed or permitted to remain on any of the buildings,

                                       5.

structures or other Improvements constructed on the Lots unless and until the same shall have been approved in writing by the Architectural Control Committee.

         3.7 Drainage. There shall be no interference with the established drainage pattern over any portion of the Properties unless adequate provision is made for proper drainage and is approved by the Architectural Control Committee. For the purposes hereof, "established" drainage is defined as the drainage which exists at the time the Properties are improved pursuant to the terms and conditions of any plans approved by the Architectural Control Committee.

         3.8 Refuse. All rubbish, trash, garbage and other waste (collectively "refuse") shall be regularly removed from each Lot. All outdoor refuse collection areas shall be visually screened so as not to be visible from any street and from any of the Lots. The location of all refuse areas shall be approved by the Architectural Control Committee. No refuse collection areas shall be permitted between a street and the front of a building.

         3.9 Temporary Structures and Obstructions. No structure of a temporary character, trailer, camper, boat or similar equipment shall be permitted to remain upon any Lot, without the prior written approval of the Architectural Control Committee. There shall be no obstruction of any walkway or driveway in the Properties which would interfere with the circulation of foot or automobile traffic except such obstruction as may be reasonably required in connection with repairs of such driveways and walkways.

         3.10 Leases. This Declaration is intended to be binding upon any lessee or tenant of any Lot, or portion thereof. In order to ensure the binding effect on tenants and lessees, each Owner agrees, by acceptance of a deed by which he acquires a title to a Lot, not to rent or lease all or any portion of his Lot to any person, partnership, corporation, trust, or other entity except pursuant to a written lease or rental agreement that (a) expressly refers to this Declaration and contains a covenant by the lessee or tenant that he accepts the leasehold estate subject to this Declaration, and (b) contains either a covenant that the lessee or tenant agrees to perform and comply with the restrictions herein or adequate provisions to permit entry and other actions by the lessor for the purpose of performing and complying with these restrictions.

4.       ARCHITECTURAL, DEVELOPMENT AND LANDSCAPING PROVISIONS

         4.1 Architectural Control Committee. So long as Declarant owns a Lot subject to this Declaration, the functions of the Architectural Control Committee shall be performed by Declarant. The provisions of Paragraphs 4.2 through 4.6 shall not apply to Declarant so long as Declarant is performing the function of the Architectural Control Committee. Declarant may delegate such functions to one or more individuals, each individual having the full power to bind Declarant In performing the functions of the Architectural Control Committee. Such individual or individuals shall be designated in a written notice recorded by Declarant, which notice shall refer to this Declaration and shall further specify that the named individuals are being named pursuant to the provisions of this Paragraph 4.1. At such time that Declarant no longer owns a Lot subject to this Declaration or at such earlier time that Declarant no longer desires to perform the functions of the Architectural Control Committee, then upon the occurrence of either event, Declarant shall record and concurrently mail to each Owner a written notice of such event. Such notice shall also designate three (3) individuals who will be the initial members of the Architectual Control Committee. Such individuals shall have the qualifications as provided for in Paragraph 4.3.

         4.2 Number, Selection and Term of Members of Architectural Control Committee. After Declarant ceases to perform the functions of the Architectual Control Committee, the Architectual Control Committee shall be composed of three
(3) members, with the first members being selected by Declarant pursuant to Paragraph 4.1. Each member shall continue on the Architectual Control Committee until removed or replaced as provided for in this Declaration.

         4.3 Removal and Selection of Members By Owners. Owners of at least sixty-six and two-thirds percent (66-2/3%) of the Properties then subject to this Declaration based

                                       6.

upon the total number of acres owned as compared to the total number of acres subject to this Declaration (excluding dedicated streets) shall have the right, by recorded written notice executed by such owners, to remove and select one or more of the members of the Architectual Control Committee, or to fill a vacancy that occurs pursuant to Paragraph 4.5 and remains unfilled for a period of thirty (30) days. Such recorded written notice shall specify the member being replaced and the name and address of the individual selected to the Architectual Control Committee and a copy shall be mailed to all Owners not a party to such notice.

         4.4 Qualifications of Members. Each member of the Architectural Control Committee shall be an Owner, or an officer, director, shareholder, manager or employee of an Owner or shall be a qualified architect, engineer or land planner. No Owner shall have more than one member on the Architectual Control Committee. No Member shall receive any salary or compensation for his services as a Member but may be reimbursed for out-of-pocket expenses incurred in performing duties on behalf of the Architectural Control Committee.

         4.5 Vacancies. A vacancy in the Architectural Control Committee shall exist in the event of the death or resignation of any member or if the authorized number of members is increased by an amendment to this Declaration. The members of the Architectural Control Committee shall have the right to declare an office of a member vacant by a vote of more than fifty percent (50%) of the other members, if a member is found to be of unsound mind by a court, convicted of a felony, or if within thirty (30) days after his election fails to accept such office in writing. Any vacancy occurring may be filled by a vote of a majority of more than fifty percent (50%) of the remaining members, even though they are less than a quorum. Written notice of any change in the members of the Architectural Control Committee shall be recorded and a copy mailed to each Owner. Such recorded written notice shall specify the member being replaced and the name and address of the individual selected to the Architectural Control Committee.

         4.6 Meetings, Quorum and Rules. Meetings may be called by any member of the Committee as reasonably necessary to perform the functions of the Architectural Control Committee under this Declaration. Any matters required to be reviewed or approved by the Architectural Control Committee may be presented to any member who shall then call a meeting of the Architectural Control Committee upon at least forty-eight (48) hours prior notice to the other members either by written notice or telephonic communication. A majority of the authorized number of members constitutes a quorum of the Architectural Control Committee and every act or decision done or made by a majority of the members present is the act of the Architectural Control Committee. The members may adopt by a majority vote of all the members such additional rules and procedures for the running of the Architectural Control Committee, which rules shall be made available to all Owners upon request.

         4.7 Approval of Plans. No improvement shall be erected, placed, altered, remodeled, modified, removed, maintained or permitted to remain on any of the Properties subject to this Declaration until plans and specifications shall have been submitted to and approved in writing by the Architectural Control Committee. Such plans and specifications shall be submitted in writing in duplicate over the authorized signature of the Owner, lessee, licensee or other occupant of the Lot or his authorized agent. Such plans and specifications shall be in such form and shall contain such information as may be required by the Architectural Control Committee, but in any event shall include:

              (a) A site development plan of the Lot showing the nature, grading scheme, drainage plan, shape, materials and location with respect to the particular Lot (including proposed front, rear and side setback lines) of all structures, the location thereof with reference to structures on adjoining portions of the property, and the number and location of all parking spaces and driveways on the site;

              (b) a landscaping plan for the particular site;

              (c) A signing and lighting plan; and

                                       7.

              (d) A building elevation plan showing dimensions, materials and exterior color scheme and be in no less detail than required by the appropriate governmental authority for the issuance of a building permit. Any changes in approved plans which materially affect building size, placement or external appearance shall be similarly submitted to and approved by the Architectural Control Committee.

No improvement or structure shall be erected or placed on any Lot resulting from the rearrangement or resubdivision of any of the Lots initially subject to this Declaration or annexed pursuant to Section 2 unless approved by the Architectual Control Committee in its sole discretion, provided that two or more Lots or portions thereof may be combined to create one Lot and provided that three or more Lots may be combined and resubdivided into Lots none of which shall contain a lesser amount of square footage or less frontage than the smallest of such Lots prior to such resubdivision.

         4.8 Basis for Approval. Approval shall be based, among other things, on adequacy of site dimensions, coverage, adequacy of structural design, conformity and harmony of external design with neighboring structures, effect of location and use of proposed improvements on neighboring sites, proper facing of main elevation with respect to nearby streets, adequacy of screening of mechanical air conditioning or other roof top installations, and conformity of the plans and specifications to the purpose and general plan and intent of this Declaration. No plans will be approved which do not provide for the underground installation of power, electrical, telephone and other utility lines from the property line to buildings. The Architectural Control Committee shall not arbitrarily or unreasonably withhold its approval of such plans and specifications.

         4.9 Approval Process. Upon approval by the Architectural Control Committee of any plans and specifications submitted hereunder, a copy of such plans and specifications as approved, shall be deposited for permanent record with the Architectural Control Committee, and a copy of such plans and specifications bearing such approval, in writing, shall be returned to the applicant submitting the same. If the Architectural Control Committee fails either to approve or disapprove such plans and specifications within thirty (30) days after the same have been submitted to it, it shall be conclusively presumed that the Architectural Control Committee has approved said plans and specifications; provided, however, that if within said 30-day period, the Architectural Control Committee gives written notice of the fact that more time is required for the approval of such plans and specifications, there shall be no presumption that the same are approved until the expiration of a reasonable period of time as set forth in said notice.

         4.10 Proceeding With Work. Upon receipt of approval from the Architectural Control Committee pursuant to this Section 4, the Owner or lessee to whom the same is given shall as soon as practicable, satisfy all conditions thereof and diligently proceed with the commencement and completion of all approved construction, refinishing, alterations and excavations. In all cases work shall be commenced within one (1) year from the date of such approval, if there is a failure to comply with this Paragraph 4.10, then the approval given shall be deemed revoked unless the Architectural Control Committee upon request made prior to the expiration of said one (1) year period extends the time for commencing work.

         4.11 Completion of Work. In any event, reconstruction, refinishing or alteration of any improvement shall be completed within two (2) years after the commencement thereof except for so long as such completion is rendered impossible or would result in great hardship due to strikes, fires, national emergencies, natural calamities or other supervening forces beyond the control of the Owner, lessee, licensee or occupant or his agents. Failure to comply with this paragraph shall constitute a breach of this Declaration and subject the defaulting party or parties to all enforcement procedures set forth in this Declaration and any other remedies provided by law or in equity.

         4.12 Liability. The Architectural Control Committee shall not be liable for any damage, loss or prejudice suffered or claimed on account of:

             (a) The approval or disapproval of any plans, drawings and specifications, whether or not defective;

                                       8.

             (b) The construction or performance of any work, whether or not pursuant to approved plans, drawings and specifications; or

             (c) the development of any property within the Properties.

         4.13 Review Fee. An architectural review fee shall be paid to the Architectural Control Committee at such time as plans and specifications are submitted for approval and in such amounts as shall be established by a schedule adopted from time to time by the Architectural Control Committee based on reasonable costs incurred by the Architectural Control Committee for such review.

         4.14 Construction Without Approval. If any improvement shall be altered, erected, placed or maintained upon any Lot, or any new use commenced on any lot, otherwise than in accordance with the approval by the Architectural Control Committee pursuant to the provisions of this Section 4, such alteration, erection, maintenance or use shall be deemed to have been undertaken in violation of this Section 4 and without the approval required herein, and upon written notice from the Architectural Control Committee, any such structure so altered, erected, placed or maintained upon any lot in violation hereof shall be removed or re-altered, and any such use shall be terminated so as to extinguish such violation. If within fifteen (15) days after the notice of such violation the Owner of the Lot upon which such violation exists shall not have taken reasonable steps toward the removal or termination of the same, the Architectural Control Committee shall have the right, through its agents and employees, to enter upon such Lot, subject to any security controls imposed by the Government of the United States (or any agency thereof) with respect to any operation being conducted thereon, and to take such steps as may be necessary to extinguish such violation. The Architectural Control Committee or any such agent shall not thereby be deemed to have trespassed upon such Lot and shall be subject to no liability to the Owner or occupant of such Lot for such entry and any action taken in connection with the removal of any violation. The cost of any abatement or removal hereunder shall be a binding personal obligation of such Owner as well as a lien (enforceable in the same manner as a mortgage) upon the Lot in question. The lien provided in this Section shall not be valid as against a bona-fide purchaser (or bona fide mortgagee) of a Lot in question unless a suit to enforce said lien shall have been filed in a court of record in Contra Costa County, California, prior to the recordation of the deed (or mortgage) conveying the Lot in question to such purchaser (or subjecting the same to such mortgage).

         4.15 Minimum Setback Lines. No improvements of any kind, and no part thereof, shall be placed closer than permitted by the Architectural Control Committee to an interior property line but in no event closer than twenty (20) feet. No improvements of any kind, and no part thereof, shall be placed closer than thirty (30) feet from a property line fronting on any street as shown on a map for all or a portion of the Properties.

         4.16 Exceptions to Setback Requirements. The following structures and improvements are specifically excluded from the foregoing setback requirements:

              (a) Roof overhang subject to the specific approval of the Architectural Control Committee in writing, provided it does not extend more than six (6) feet into the setback area;

              (b) Steps and walks;

              (c) Paving and associated curbing except that vehicle parking area shall not be permitted within five (5) feet of a property line fronting any street;

              (d) Fences, except that no fence shall be placed within the street setback area unless specific approval is given by the Architectural Control Committee in writing;

              (e) Landscaping;

              (f) Planters, not to exceed three (3) feet in height, unless specific approval is given by the Architectural Control Committee in writing;

                                       9.

              (g) Signs identifying the Owner, lessee or occupant subject to the specific approval of the Architectural Control Committee in writing; and

              (h) Lighting facilities, subject to the specific approval of the Architectural Control Committee in writing.

         4.17 Landscaping. Every Lot on which a building shall have been placed shall be landscaped in accordance with plans and specifications submitted to and approved by the Architectural Control Committee pursuant to Section 4. Landscaping as approved by the Architectural Control Committee shall be installed within ninety (90) days of occupancy or completion of the building, whichever occurs first, unless the Architectural Control Committee approves in writing another completion date. After completion such landscaping shall be maintained in a sightly and well-kept condition. The area of each site between any street and any minimum setback line as defined by Paragraphs 4.15 and 4.16 shall be landscaped with an effective combination of street trees, trees, ground cover and shrubbery. All other areas fronting on a street that are not utilized for parking or driveways shall be landscaped in a similar manner. All areas of each site not fronting on a street and not used for parking or storage shall be landscaped utilizing ground cover and/or shrub and tree materials. Undeveloped areas proposed for future expansion shall be maintained in a weed-free condition and shall be landscaped if requested by the Architectural Control Committee. Unpaved areas between the street curb line and the property line adjoining any street shall be landscaped and maintained by Owner.

         4.18 Maintenance of Landscaping. If, in the opinion and sole discretion of the Architectural Control Committee, the required landscaping is not maintained in a sightly and well-kept condition, the Architectural Control Committee shall have the right, through its agents and employees, to enter onto any site and to take such steps as may be necessary to maintain the landscaping in a sightly and well-kept condition. The Architectural Control Committee, or any such agent or employee, shall not thereby be deemed to have trespassed upon such site and shall be subject to no liability to the Owner or occupant of such site for such entry and any action taken in connection with such necessary maintenance. The cost of any such maintenance hereunder shall be a binding personal obligation of such Owner, as well as a lien (enforceable in the same manner as a mortgage) upon the site in question. The lien provided in this Section shall not be valid as against a bona fide purchaser (or bona fide mortgagee) of a site in question unless a suit to enforce said lien shall have been filed in a court of record in Contra Costa County, California, prior to the recordation of a deed (or mortgagee) conveying the site in question to such purchaser (or subjecting the same to such mortgage).

         4.19 Adequate Parking Areas. Adequate off-street parking shall be provided to accommodate all parking needs for employee, visitor and company vehicles on the Lot. The intent of this provision is to eliminate the need for any on-street parking; provided that this provision does not prohibit on-street parking of public transportation vehicles. If parking requirements increase as a result of a change in use or number of employees, additional off-street parking shall be provided to satisfy the intent of this Paragraph. Required off-street parking shall be provided on the site of the use served. Where parking is provided on other than the Lot concerned, a recorded document shall be filed with the Architectural Control Committee and signed by the Owners of the alternate site stipulating to the permanent reservation of the use of the site for said parking.

         4.20 Paved Parking Areas. Parking areas shall be paved so as to provide dust- free, all-weather surfaces. Each parking space provided shall be designated by lines painted on the paved surfaces and shall be adequate in area, and all parking areas shall provide, in addition to parking spaces, adequate driveways and space for the movement of vehicles. The number of parking spaces required for each site, and the specific location of the same, shall be designated in plans for each Lot which have been submitted and approved in the manner set forth herein. In determining the number of parking spaces and the location thereof of each site, the Architectural Control Committee shall consider the exact nature of the use proposed for the site; the anticipated number and manner of employment of persons on the site; the nature and location of proposed structures on the site; and such other matters as the Architectural Control Committee shall deem relevant. No parking spaces shall be located on,

                                      10.

and no parking shall be permitted by the Architectural Control Committee within designated setback areas adjacent to any street except that parking may be permitted by the Architectural Control Committee within said setback area when such parking is screened from view from the street by approved trees, screen wall, shrubbery or berms.

         4.21 Storage and Loading Areas. Unless specifically approved by the Architectural Control Committee in writing, no materials, supplies or equipment, including company-owned or operated trucks and motor vehicles, shall be stored in any area on a site except inside a closed building, or behind a visual barrier screening such areas so that they are not visible from the neighboring properties or public streets to a person six (6) feet tall standing at ground level on such neighboring properties or public streets. Any storage areas screened by visual barriers shall be located on the rear portions of the site, unless approved by the Architectural Control Committee in writing. No storage areas shall extend into setback lines as established herein unless approved by the Architectural Control Committee in writing. All provisions for vehicle loading shall be provided on the site with on-street vehicle loading not permitted. No loading dock or trucking activity shall be permitted between the structure and any street, and no loading area shall encroach into setback areas unless specifically approved by the Architectural Control Committee. Loading dock areas shall be set back and screened so as not to be visible from neighboring properties and streets. No storage areas, loading docks, truck or loading activity shall be permitted on a Lot adjoining Interstate Highway 680 unless specifically approved by the Architectural Control Committee.

5.       PROTECTION OF FIRST MORTGAGEES

         A breach of any of the provisions, covenants, restrictions or limitations hereof, or the recordation of any assessment lien or the pursuit of any remedy hereunder, shall not defeat or render invalid the lien of any first Mortgage of record (meaning any recorded Mortgage or deed of trust with first priority or security over other Mortgages or deeds of trust) made with an Owner in good faith and for value upon the Lot of such Owner. All of the provisions herein shall be binding upon and effective against any Owner whose title to said Lot is hereafter acquired through foreclosure or trustee's sale. Each first Mortgagee of a Mortgage encumbering any Lot in the Properties, which obtains title to such Lot pursuant to the remedies provided in such Mortgage, by judicial foreclosure or by deed or assignment in lieu of foreclosure, shall take title to such Lot free and clear of any claims for unpaid assessments or charges, if any, against such Lot which accrued prior to the time such holder acquires title to such Lot.

6.       DURATION AND AMENDMENT

         6.1 Duration. This Declaration shall continue in full force for a term of fifty (50) years from the date hereof, after which time the same shall be automatically extended for successive periods of ten (10) years, unless a Declaration of Termination is recorded in the Official Records, Contra Costa County, California, meeting the requirements of an amendment to this Declaration as set forth in Paragraph 6.2.

         6.2 Amendment. This Declaration or any provision thereof, or any covenant, condition or restriction contained herein may be terminated, extended, modified or amended, as to all or any portion of the Properties, with the written consent of the Owners of sixty-six and two-thirds percent (66-2/3%) of the real property then subject to this Declaration based on the number of acres owned as compared to the total number of acres subject to this Declaration (excluding dedicated streets), provided, however, that so long as Declarant owns a Lot subject to the Declaration or for a period of fifteen (15) years from the date of recordation of this Declaration, whichever period is longer, no such termination, extension, modification or amendment shall be effective without the written consent of the Declarant thereto. No such termination, extension, modification or amendment shall be effective until a proper instrument in writing has been executed, acknowledged and recorded. Notwithstanding the foregoing, any of the following modifications or amendments, to be effective, must be approved in writing by all of the institutional Mortgagees holding first Mortgages encumbering the Lots in the Properties:

                                      11.

             (a) Any amendment or modification which affects or purports to affect the validity or priority of encumbrances or the rights, or protection granted to encumbrancers as provided in Section 5 hereof; or

             (b) Any amendment or modification which would or could result in an encumbrance being cancelled by forfeiture.

7.       GENERAL PROVISIONS

         7.1 Legal Proceedings. Failure to comply with any of the terms of this Declaration, by an Owner, his guests, employees, invitees or tenants, shall be grounds for relief which may include, without limitation, an action to recover sums due for damages, injunctive relief, foreclosure of lien, or any combination thereof, which relief may be sought by Declarant, the Architectural Control Committee, or, if appropriate, by an aggrieved Owner. Failure to enforce any provision hereof shall not constitute a waiver of the right to enforce said provision, or any other provision hereof. The Declarant, the Architectural Control Committee, any Owner (not at the time in default hereunder), shall be entitled to bring an action for damages against any defaulting Owner, and in addition may enjoin any violation of this Declaration. Any judgment rendered in any action or proceeding pursuant thereto shall include a sum for attorneys' fees in such amount as the Court may deem reasonable, in favor of the prevailing party. Each remedy provided for in this Declaration shall be cumulative and not exclusive or exhaustive.

         7.2 Severability. The provisions hereof shall be deemed independent and severable, and a determination of invalidity or partial invalidity or unenforceability of any one provision or portion hereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provisions hereof.

         7.3 Interpretation. The provisions of this Declaration shall be liberally construed to effectuate its purpose of creating a uniform plan for the creation and operation of an industrial and business park development and any violation of this Declaration shall be deemed to be a nuisance. The section and paragraph headings, titles and captions have been inserted for convenience only, and shall not be considered or referred to in resolving questions of interpretation or construction. As used herein, the singular shall include the plural and the masculine, feminine and neuter shall mean the same. This Declaration shall be construed and enforced in accordance with the laws of the State of California.

         7.4 Construction and Sales by Declarant. Nothing in this Declaration shall limit, and no Owner shall do anything which shall interfere with, the right of Declarant to complete any construction of improvements on the Lots owned by Declarant, or to alter the foregoing and its construction plans and designs, or to construct such additional improvements on such Lots as Declarant deems advisable prior to completion and sale of the last Lot in the Properties. Each Owner by accepting a deed to a Lot hereby acknowledges that the activities of Declarant may constitute a temporary inconvenience or nuisance to the Owners and hereby consents to such inconvenience or nuisance. Each Owner hereby grants, upon acceptance of his deed to his Lot, an irrevocable, special power of attorney to Declarant to execute and record all documents and maps necessary to allow Declarant to exercise its rights under this Paragraph 7.4. Such right shall include, but shall not be limited to, erecting, constructing and maintaining on the Properties such structures and displays as may be reasonably necessary for the conduct of its business of completing the work and disposing of the same by sale, lease or otherwise. Declarant may use any Lots owned by Declarant in the Properties as models or real estate sales or leasing offices. This Declaration shall not limit the right of Declarant at any time prior to acquisition of title to the last Lot in the Properties by a purchaser from Declarant, to establish on the Lots owned by Declarant easements, reservations and rights-of-way to itself, to utility companies, or to other Persons as may from time to time be reasonably necessary to the proper development and disposal of the Properties. Such easements may be created for the construction, installation, maintenance, removal, replacement, operation and use of utilities, including without limitation, sewers, water and gas pipes and systems, drainage lines and systems, electric power and conduit lines and wiring, telephone conduits, lines and wires, and other utilities, public or private, beneath the ground surface (except vaults, vents, access structures and other facilities

                                      12.

required to be above ground surface by good engineering practice), including the right to dedicate, grant or otherwise convey easements or rights-of-way to any public utility or government entity for such purposes. All or any portion of the rights of Declarant hereunder may be assigned to any successor or successors to all or part of Declarant's respective interest in the Properties, or to any other person designated by Declarant by an express written assignment recorded in the Office of the Contra Costa County Recorder. Declarant need not seek or obtain the approval of the Architectural Control Committee in connection with any improvements constructed or altered by Declarant in the Properties.

         7.5 No Public Right or Dedication. Nothing contained in this Declaration shall be deemed to be a gift or dedication of all or any part of the Properties to the public, or for any public use.

         7.6 Designation of Owners Representative. Upon the conveyance of a Lot to an Owner and on July 1, of each year, Owner shall provide by written notice to the Architectual Control Committee the name of an individual and his address who shall be the Owner's Representative. The Owner's Representative shall be deemed to have the power to bind the Owner in connection with any matter arising under this Declaration and any notice delivered to the Owner's Representative shall be deemed notice to the Owner. Each Owner shall have the right to designate a replacement Representative by compliance with the provisions of this Paragraph 7.6.

         7.7 Notices. Except as otherwise provided in this Declaration, in each instance in which notice is to be given to an Owner, the same shall be in writing and may be delivered personally to the Owner's Representative, as designed pursuant to Paragraph 7.6. In the event that a Representative for an Owner has not been designated, personal delivery of such notice to one or more co-owners of a Lot or to any general partner of a partnership owning a Lot shall be deemed delivery to all co-owners or to the partnership, as the case may be and personal delivery of such notice to any officer or agent for the service of process on a corporation shall be deemed delivery to the corporation. In lieu of the foregoing, such notice may be delivered by regular United States mail, postage prepaid, addressed to the Owner's Representative at the most recent address furnished by such Owner or to the street address of such Owner's Lot. Such notice shall be deemed delivered at the beginning of the second day after the day of such mailing.

         THIS DECLARATION has been executed on the date first written above.

                                        GRANADA SALES, INC., a California
                                        corporation

                                        By _____________________________________
                                                   Alexander R. Mehran
                                                 Chief Executive Officer

                                        By _____________________________________
                                                     Loree Cornwell
                                                   Secretary/Treasurer

                                      13.

                                    EXHIBIT G

         Exhibit G consists of a drawing of the Building Interior Layout.

                                      14.